UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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SAGA COMMUNICATIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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SAGA COMMUNICATIONS, INC.

73 Kercheval Avenue
Grosse Pointe Farms, Michigan 48236

NOTICE OF CONSENT SOLICITATION

To the Stockholders of
Saga Communications, Inc.

You are being asked to consider and provide written consent to approve the Second Amended and Restated Saga Communications, Inc. 2005 Incentive Compensation Plan (the “Second Restated 2005 Plan”), which is more fully described in the Consent Solicitation Statement accompanying this Notice. Stockholders of record on September 16, 2013, the record date, will be entitled to notice of and to submit written consents in this Consent Solicitation.

We request that each stockholder complete, date and sign the enclosed written consent and promptly return it in the enclosed postage-prepaid envelope. To be counted towards the vote required for approval of the proposal described herein, your properly completed written consent must be received by 11:59 p.m., EDT, October 16, 2013 (the “Expiration Date”).

Your vote is important. Failure to return the enclosed written consent will have the same effect as a vote against the Second Restated 2005 Plan. We recommend that all stockholders consent to the Second Restated 2005 Plan by voting “FOR” the proposal on the enclosed written consent. If you sign and send in the written consent but do not indicate how you want to vote on the proposal, your written consent will be treated as a vote “FOR” the proposal. Holders of a majority vote of our outstanding shares of Common Stock have indicated to us that they intend to vote in favor of the proposal.

Consents may be revoked by stockholders at any time before they are exercised if a later dated written consent is received by us prior to the Expiration Date.

IT IS VERY IMPORTANT THAT EVERY STOCKHOLDER RETURN THE ENCLOSED WRITTEN CONSENT. WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED WRITTEN CONSENT AS PROMPTLY AS POSSIBLE.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL SET FORTH ON THE ENCLOSED WRITTEN CONSENT.

By Order of the Board of Directors,

MARCIA LOBAITO

Secretary

September 16, 2013

Important Notice Regarding the Availability of Consent Solicitation Materials.
The Consent Solicitation Materials are available at: www.envisionreports.com/SGA.

i

SAGA COMMUNICATIONS, INC.

73 Kercheval Avenue
Grosse Pointe Farms, Michigan 48236

CONSENT SOLICITATION STATEMENT

INTRODUCTION

This consent solicitation is furnished in connection with the solicitation of consents of the stockholders of Saga Communications, Inc. (the “Company”), on behalf of the Board of Directors of the Company (the “Board”), to approve the Second Amended and Restated Saga Communications, Inc. 2005 Incentive Compensation Plan (the “Second Restated 2005 Plan”). A copy of the Second Restated 2005 Plan is attached to this Consent Solicitation Statement as Appendix A. All stockholders of record of our Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”) at the close of business on September 16, 2013, the record date, will be entitled to vote. This consent action is being taken in lieu of a special meeting of stockholders as authorized by Section 228 of the Delaware General Corporation Law (8 Del. C. 228). This Consent Solicitation Statement and the accompanying written consent were first mailed to stockholders on or about September 24, 2013.

We request that each stockholder complete, date and sign the enclosed written consent and promptly return it in the enclosed postage-prepaid envelope. To be counted towards the vote required for approval of the proposal described herein, your properly completed written consent must be received by 11:59 p.m., EDT, October 16, 2013 (the “Expiration Date”). Stockholders holding shares through a bank, broker or other nominee should follow the voting instructions on the form they receive from the bank, broker or other nominee.

Any stockholder giving a written consent has the power to revoke it at any time before it is exercised if a later-dated written consent is received by us prior to the Expiration Date. Consents received in time for the voting and not revoked will be voted in accordance with the directions of the stockholder. Any consent which fails to specify a choice with respect to the proposal will be voted “FOR” the approval of the Second Restated 2005 Plan.

As of September 16, 2013, we had outstanding and entitled to vote 4,890,218 shares of Class A Common Stock and 796,309 shares of Class B Common Stock.

With respect to the proposal to approve the Second Restated 2005 Plan, stockholders may vote in favor of or against the proposal, or abstain from voting. The affirmative majority vote of the issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting together, entitled to vote as of the record date, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes, is required for the adoption of the proposal. Abstentions on the proposal will have the same effect as a vote against the proposal. Holders of a majority vote of our outstanding shares of Common Stock, voting together, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes, have indicated to us that they intend to vote in favor of the proposal.

If your shares are held in “street name” (the name of a bank, broker or other nominee), the nominee may require your instructions in order to vote your shares. If you give your nominee instructions, your shares will be voted as directed. If you do not give your broker instructions, the broker is not permitted to vote your shares. A “broker non-vote” occurs when a broker holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote those shares. Shares that constitute broker non-votes will have the same effect as a vote against the proposal. You are urged to instruct your bank, broker or other nominee on how to vote your shares using the voting instruction card provided by your broker.

In some instances we may deliver only one copy of this Consent Solicitation Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy of the Consent Solicitation Statement to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our Chief Financial Officer at (313) 886-7070, and requests in writing should be sent to Saga Communications, Inc., Attention: Chief Financial Officer, 73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

The Consent Solicitation Statement contains important information for you to consider when deciding how to vote on this matter. Please read it carefully.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE SECOND RESTATED 2005 PLAN.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our Class A Common Stock and Class B Common Stock, as of September 16, 2013, for (i) our Chief Executive Officer, Chief Financial Officer and our other three most highly compensated executive officers, (ii) each of our directors and nominees, (iii) all of our current directors, nominees and executive officers as a group, and (iv) each person who we know beneficially owns more than 5% of our Class A Common Stock. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Saga Communications, Inc., 73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Except as indicated by footnote, each person identified in the table possesses sole voting and investment power with respect to all shares of Class A Common Stock and Class B Common Stock shown held by them. The number of shares of Class A Common Stock and Class B Common Stock outstanding used in calculating the percentage for each listed person includes shares of Class A Common Stock and Class B Common Stock underlying options held by such person that are exercisable within 60 calendar days of September 16, 2013, but excludes shares of Class A Common Stock and Class B Common Stock underlying options held by any other person. Percentage of beneficial ownership is based on the total number of shares of Class A Common Stock and Class B Common Stock respectively outstanding as of September 16, 2013. The shares of Class A Common Stock and Class B Common Stock, including the shares reserved for issuance upon exercise of options, are adjusted for the 4 for 3 stock split on January 16, 2013.

	Number of Shares				Percent of Class
Name	Class A		Class B		Class A	Class B
Clarke R. Brown, Jr.	2,506		0		*	n/a
Samuel D. Bush	36,532	(1)(2)	0		*	n/a
Edward K. Christian	2,716	(2)	850,193	(3)	*	100%
Roy F. Coppedge, III	0		0		*	n/a
Steven J. Goldstein	49,293	(1)(2)	0		1.2%	n/a
Warren S. Lada	39,261	(1)(2)	0		*	n/a
Marcia K. Lobaito	19,597	(1)(2)	0		*	n/a
David B. Stephens	2,000		0		*	n/a
Gary Stevens	4,002		0		*	n/a
W. Russell Withers	0		0		*	n/a
All directors, nominees and executive officers as a group (10 persons)	173,961	(4)	850,193	(3)	3.5%	100%
TowerView LLC	1,256,000	(5)	0		25.7%	n/a
T. Rowe Price Associates, Inc.	784,846	(6)	0		16.0%	n/a
FMR LLC	499,836	(7)	0		10.2%	n/a
Dimensional Fund Advisors LP	430,725	(8)	0		8.8%	n/a
BlackRock, Inc.	255,554	(9)	0		5.2%	n/a

*	Less than 1%
(1)	Includes the following shares of Class A Common Stock reserved for issuance upon exercise of stock options exercisable within 60 days of September 16, 2013; Mr. Bush, 29,904 shares; Mr. Goldstein, 36,492 shares; Mr. Lada, 29,904, and Ms. Lobaito, 14,550 shares. See “Compensation of Executive Officers — Outstanding Equity Awards at Fiscal Year-End.”
(2)	Includes shares owned indirectly through the Company’s 401(k) plan as follows: Mr. Bush, 865 shares; Mr. Christian, 2,716 shares; Mr. Goldstein, 249 shares; Mr. Lada, 571 shares; and Ms. Lobaito, 309 shares.
(3)	Includes 53,884 shares of Class B Common Stock reserved for issuance upon exercise of stock options exercisable within 60 days of September 16, 2013.

(4)	Includes an aggregate of 124,121 shares of Class A Common Stock reserved for issuance upon exercise of stock options exercisable within 60 days of September 16, 2013.
(5)	According to its Form 4 filed with the SEC on August 1, 2013 and its Schedule 13D filed on August 9, 2012, TowerView LLC, a Delaware limited liability company controlled by Daniel R. Tisch, has sole voting and dispositive power with respect to 1,256,000 shares. The principal address of TowerView LLC is 500 Park Avenue, New York New York 10022.
(6)	According to their most recent joint Schedule 13G filed with the SEC on February 8, 2013, T. Rowe Price Associates, Inc. (an investment adviser) and T. Rowe Price Small-Cap Value Fund, Inc. (an investment company) have sole voting power with respect to 243,980 and 784,846 shares, respectively, have sole dispositive power with respect to 540,866 and 0 shares, respectively, and have no shared voting or dispositive power. Their principal address is 100 E. Pratt Street, Baltimore, Maryland 21202.
(7)	According to its most recent joint Schedule 13G filed with the SEC on February 14, 2013, Fidelity Management & Research Company (“Fidelity”) is the beneficial owner of 499,836 shares as a result of acting as an investment adviser to various investment companies. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 499,836 shares. Fidelity is a wholly-owned subsidiary of FMR LLC, and members of the family of Edward D. Johnson, III are a controlling group with respect to FMR LLC. The principal address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.
(8)	According to its most recent Schedule 13G filed with the SEC on February 11, 2013, Dimensional Fund Advisors LP (“Dimensional Fund”) is an investment adviser to four investment companies and an investment manager to certain commingled group trusts and separate accounts (the “Funds”), and in certain cases, its subsidiaries may act as an adviser or sub-adviser to certain of the Funds. Dimensional Fund and its subsidiaries may be deemed to be the beneficial owner of 430,725 shares owned by the Funds. Dimensional Fund disclaims beneficial ownership of such shares. The principal address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(9)	According to its most recent Schedule 13G filed with the SEC on February 11, 2013, BlackRock Inc., as the parent holding company, has sole voting and dispositive powers with respect to 255,554 shares held by various of its subsidiaries. The principal address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

SECOND RESTATED 2005 PLAN PROPOSAL

The Board is requesting that stockholders vote in favor of approving the Second Amended and Restated Saga Communications, Inc. 2005 Incentive Corporation Plan (the “Second Restated 2005 Plan”). The 2005 Incentive Compensation Plan was first approved by stockholders in 2005 and was re-approved by stockholders in 2010 (the “Amended and Restated Saga Communications, Inc. 2005 Incentive Compensation Plan”). If this proposal is approved, among other things, the changes in the Second Restated 2005 Plan will (i) increase the number of authorized shares by 233,334 shares of Common Stock, (ii) extend the date for making awards to September 6, 2018, (iii) include directors as participants, (iv) target awards according to groupings of participants based on ranges of base salary of employees and/or retainers of directors, (v) require participants to retain 50% of their net annual restricted stock awards during their employment or service as a director, and (vi) include a clawback provision. The summary of major features of the Second Restated 2005 Plan set forth under this heading, including performance goals which may be considered by the Compensation Committee, is qualified in its entirety by reference to the actual text of the Second Restated 2005 Plan, set forth in Appendix A.

The Second Restated 2005 Plan is the sole active plan for providing equity incentive compensation to eligible employees and non-employee directors. The Board believes that our Second Restated 2005 Plan is in the best interest of stockholders, as equity awards granted under the plan help to attract, motivate, and retain talented employees and non-employee directors, align employee and stockholder interests and maintain a culture based on employee stock ownership. Equity is an important component of total compensation for our employees.

In connection with approval of the Second Restated 2005 Plan, stockholders will thereby be re-approving the material terms of the performance goals which may be considered by the Compensation Committee. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the Company’s deduction for federal income tax purposes for certain compensation in excess of $1 million paid to “covered employees” (generally, the top five named executive officers in the Summary Compensation Table) of a publicly held corporation. The deduction limit does not apply to “qualified performance-based compensation” meeting the requirements of Section 162(m) of the Code. Among other things, in order for the compensation to be considered “qualified performance-based,” the Section 162(m) of the Code regulations generally require that stockholders re-approve the material terms of the performance goals every five years. The performance goals included in the 2005 Incentive Compensation Plan were last approved by stockholders in May 2010. Awards granted by the Compensation Committee under the Second Restated 2005 Plan may or may not include performance goals as determined in the sole discretion of the Compensation Committee.

Approval of the Second Restated 2005 Plan requires the affirmative majority vote of the issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting together, entitled to vote as of the record date, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes. Holders of a majority vote of our outstanding shares of Common Stock have indicated to us that they intend to vote in favor of the Second Restated 2005 Plan. The following is a summary of certain of the primary changes included in the Second Restated 2005 Plan:

Increase to Number of Authorized Shares.  The Second Restated 2005 Plan increases the number of authorized shares of Class A Common Stock to 620,000 and the number of Class B Common Stock to 280,000, as detailed in the table below:

Equity Plan Share Reservation(1)	Class A	Class B	Total
Initial shares authorized under the 2005 Incentive Compensation Plan	500,000	166,666	666,666
Shares awarded from May 2005 through September 2013	(357,382)	(69,857)	(427,240)
Forfeitures added back to share reserve May 2005 through September 16, 2013	90,109	0	90,109
Shares available to be granted as of September 16, 2013	232,727	96,809	329,535
Additional shares requested under this amendment	120,000	113,334	233,334
Total shares available for issuance from October 2013 through September 2018	352,727	210,143	562,869
Total authorization of shares from May 2005 through September 2018	620,000	280,000	900,000

(1)	The numbers have been adjusted for the January 28, 2009 1 for 4 reverse stock split and the January 14, 2013 4 for 3 stock split.

Extension of Term.  The Second Restated 2005 Plan extends the date for making awards from March 10, 2015 to September 6, 2018.

Inclusion of Directors as Participants.  The Second Restated 2005 Plan adds directors as participants. As noted above, equity awards help to attract, motivate and retain talented employees and non-employee directors.

Target Awards to Groupings of Participants.  The total value of any annual award to a participant on the date of grant will depend on the participant’s group and will be a percentage of base salary (for an employee) or of cash retainer (for a director who is not an employee) as determined by the Compensation Committee from an Award Range, as follows:

Award Group	Award Range
Chief Executive Officer	75% - 125%
Senior Vice President and Executive Vice President	30% - 50%
General Manager and other Employees	10% - 30%
Directors who are not Employees	50% - 75%

Stock Retention of 50% of Net Awards of Restricted Stock.  Until employees are no longer employees and until directors who are not employees cease serving as directors, they are required to retain 50% of any award of Restricted Stock (less any shares netted out to pay withholding taxes).

Clawback Provision with respect to Awards.  By accepting an award pursuant to an award agreement, a participant agrees to be bound by the Company’s Clawback Policy, as it may be amended. Under the Company’s Clawback Policy, in the event of an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. federal securities laws, the independent members of the Board and/or the Compensation Committee has the right to use reasonable efforts to cancel and clawback awards granted as incentive-based compensation to, and recover from, any of our current or former directors, officers and employees who received incentive-based compensation during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, any excess incentive-based compensation awarded as a result of the misstatement. In addition, in the event of the fraud, theft, embezzlement or willful misconduct of any such director, officer or employee (the “Fraud”), the Board and/or the Compensation Committee has the right to use reasonable efforts to cancel and clawback awards granted as incentive-based compensation to, and recover from, any such director, officer and employee who received incentive-based compensation during the three-year period preceding the Fraud, an appropriate and reasonable amount of the incentive-based compensation awarded irrespective of whether there was an accounting restatement.

Background on Second Restated 2005 Plan.

The Company has not made any grants of awards under its long-term incentive plan, the 2005 Incentive Compensation Plan, since it granted stock options to its employees in May 2007 and restricted stock in June 2008. Directors last received stock options in January 2007 under the Company’s Non-Employee Director Stock Option Plan (which expired in May 2007). Since such a long time had passed since the grant of awards, the Company engaged Towers Watson Pennsylvania Inc., a subsidiary of Towers Watson & Co., a professional services company (“Towers Watson”) in March 2013 to conduct a review of its long-term incentive plan, and to make recommendations, as appropriate, for reinstating awards (stock options and/or restricted stock) under such plan. Accordingly, in May 2013, Towers Watson developed and presented the Company with recommendations and additional plan design considerations. In August 2013, Towers Watson provided the Company with additional information requested by the Company to help the Company finalize the design of its long-term incentive plan.

Following discussions and determination of the terms of the final long-term incentive plan, on September 5, 2013, the Compensation Committee approved the Second Restated 2005 Plan, and recommended its approval by the Board. On September 6, 2013, the Board approved the Second Restated 2005 Plan, subject to the approval of stockholders pursuant to a solicitation of written consents.

Securities Authorized for Issuance Under Equity Compensation Plan Information

The following table sets forth as of December 31, 2012, the number of securities outstanding under our equity compensation plans, the weighted average exercise price of such securities and the number of securities available for grant under these plans (as adjusted for the January 14, 2013 four for three stock split):

	(a)	(b)	(c)
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Column (a))
Equity Compensation Plans Approved by Stockholders:
Employees’ 401(k) Savings and Investment Plan	—	$—	437,843
2003 Stock Option Plan	28,917	$57.787	—
2005 Incentive Compensation Plan as amended by the First Restated 2005 Plan	237,300 (1)	$31.805 (2)	329,535
Equity Compensation Plans Not Approved by Stockholders:
None	—		—
Total	266,217		767,378

(1)	Includes 5,534 shares of restricted Stock.
(2)	Weighted-average exercise price of outstanding options.

Interest of Directors and Executive Officers

Non-employee members of the Board and executive officers of the Company and its subsidiaries will be eligible to receive grants under the terms of the Second Restated 2005 Plan. Accordingly, the non-employee members of the Board and the executive officers of the Company have a substantial interest in the passage of the Second Restated 2005 Plan proposal. Determinations of amounts that participants will be eligible to receive under the Second Restated 2005 Plan will not be made by our Compensation Committee until after the Expiration Date.

The Second Restated 2005 Plan, including the Performance Goals — Summary of Material Terms

General

The Second Restated 2005 Plan provides for the grant of restricted stock, restricted stock units, incentive stock options, nonqualified stock options, and performance awards, including cash to participants (employees and non-employee directors) of the Company and its subsidiaries. Such awards are not mandatory, but are made in the discretion of the Compensation Committee. Under the Second Restated 2005 Plan, grants may be made at any time prior to September 6, 2018. A total of 620,000 shares of Class A Common Stock and 280,000 shares of Class B Common Stock have been set aside for issuance under the Second Restated 2005 Plan. It is anticipated that any awards in 2013 may be determined in the fourth quarter and will consist of either, or some combination of, nonqualified stock options or restricted stock. Generally, it is anticipated that thereafter awards will be made annually. Only Mr. Christian will be eligible to receive awards denominated in Class B Common Stock. The maximum number of shares that may be awarded in any one fiscal year of the Company to a participant in the Second Restated 2005 Plan in respect of stock options, shares of restricted stock, shares evidenced by restricted stock units and shares issuable as performance awards is 75,000. The maximum dollar value payable to a participant in the Second Restated 2005 Plan in respect of awards that are valued in property other than Common Stock is the lesser of $1,000,000 or 2.99 times the participant’s base salary for that year. These amounts are subject to adjustment for stock splits and certain other corporate events.

The total value of any annual award to a participant on the date of grant will depend on the participant’s group and will be a percentage of base salary (for an employee) or of cash retainer (for a director who is not an employee) as determined by the Compensation Committee from an Award Range, as follows:

Award Group	Award Range
Chief Executive Officer	75% - 125%
Senior Vice President and Executive Vice President	30% - 50%
General Manager and other Employees	10% - 30%
Directors who are not Employees	50% - 75%

As of the record date, since the inception of the 2005 Incentive Compensation Plan, all current executive officers as a group (six persons) have received 53,389 shares of restricted stock (without any reduction for sales of restricted stock) and 178,005 nonqualified stock options, and all employees who have been granted awards, including all current officers who are not executive officers, as a group (approximately 24 persons) have received 53,012 shares of restricted stock (without any reduction for sales of restricted stock) and 142,834 nonqualified stock options. Non-employee directors did not receive any awards under the 2005 Incentive Compensation Plan since its inception since they were not eligible participants. For additional information about the grants of restricted stock and nonqualified stock options to each of the named executive officers, see “Security Ownership of Certain Beneficial Owners and Management” and “Compensation of Executive Officers — Outstanding Equity Awards at Fiscal Year-End.” As of September 16, 2013, the closing price of our Class A Common Stock was $44.75 per share.

Administration

The Second Restated 2005 Plan will be administered by the Compensation Committee of the Board or by the Board acting as the Compensation Committee. Unless otherwise specified in the Second Restated 2005 Plan, the Compensation Committee has the power to select the recipients of awards and has broad power to determine the terms of awards and to change such terms in various ways subsequent to grant, including among others, accelerating the exercisability of stock options, waiving or modifying transfer restrictions, and extending the post-termination exercise period of stock options. In addition, the Compensation Committee will determine the percentage of base salary (for an employee) or of cash retainer (for a director) from the Award Range which will comprise the value of any annual award to a participant based on his Award Group as disclosed above. The Compensation Committee interprets the Second Restated 2005 Plan and makes all determinations necessary for its administration. The decision of the Compensation Committee on any question concerning interpretation or administration is final and binding on all participants. The Board is permitted by the Second Restated 2005 Plan to terminate the Second Restated 2005 Plan, or the grant of awards under the Second Restated 2005 Plan, at any time. The Board may amend or modify the Second Restated 2005 Plan at any time and from time to time, but no amendment or modification, without the approval of the stockholders of the Company, shall (i) materially increase the benefits accruing to participants under the Second Restated 2005 Plan; (ii) increase the amount of Common Stock for which awards may be made under the Second Restated 2005 Plan; (iii) change the provisions relating to the eligibility of individuals to whom awards may be made under the Second Restated 2005 Plan; or (iv) permit the repricing of stock options. In addition, the Board may not amend the Second Restated 2005 Plan in a manner requiring approval of the stockholders of the Company under the rules of the NYSE MKT or such other stock exchange or stock market, including NASDAQ, without obtaining the approval of the stockholders.

Stock Options

Stock options granted under the Second Restated 2005 Plan may be either incentive stock options under Section 422 of the Code or nonqualified stock options. The terms of stock options granted under the Second Restated 2005 Plan, including any vesting requirements, will be set forth in an agreement between the Company and the recipient and will be determined by the Compensation Committee, unless specified in the Second Restated 2005 Plan. The exercise price will not be less than the fair market value of the shares on the date of grant.

Stock options granted under the Second Restated 2005 Plan become exercisable at such times as the Compensation Committee may determine and will expire not later than ten years after grant. Under the form of nonqualified stock option agreement adopted by the Compensation Committee on September 5, 2013, subject to stockholder approval of the Second Restated 2005 Plan, one-third of the nonqualified stock options granted will vest on the first year anniversary of the date of grant and each of the two years thereafter. Under the form of stock option agreement, the stock option may be exercised for a period of ten years from the date of grant. Under Section 422 of the Code, the aggregate fair market value, determined on the grant date, of stock with respect to which incentive stock options may first become exercisable for a holder during any calendar year may not exceed $100,000. Payment for shares and withholding taxes on shares to be acquired upon exercise of stock options granted under the Second Restated 2005 Plan may be made (a) in cash or by check; (b) by tendering shares of Common Stock which are freely owned and held by the participant; (c) by the Company purchasing that number of shares of Common Stock subject to stock option sufficient to pay the exercise price; (d) by reduction of the number of shares otherwise deliverable upon exercise of such stock option equal to the aggregate exercise price of the shares exercised; (e) in any other form of legal consideration that may be acceptable to the Compensation Committee; (f) by using the cashless exercise procedure between the Company and the participant’s broker; or (g) in any combination of the above.

Restricted Stock Awards and Restricted Stock Units

The Second Restated 2005 Plan provides for the grant of restricted shares or restricted stock units. Such grant may vest over a period of time and include such other terms as will be set forth in an agreement between the Company and the participants and as determined by the Compensation Committee unless specified in the Second Restated 2005 Plan. Under the form of restricted stock agreement adopted by the Compensation Committee on September 5, 2013, subject to stockholder approval of the Second Restated 2005 Plan, one-third of the restricted stock granted will vest on the first year anniversary of the date of grant and each of the two years thereafter. The Company may, among other methods, withhold vested restricted stock or Common Stock upon satisfaction of vesting or other requirements to pay withholding taxes. A restricted stock unit is the right to receive restricted shares or an equivalent value in cash. If the Compensation Committee grants awards of restricted stock or restricted stock units, it may condition such grants on the recipients having attained specified performance goals (or combination thereof) during a specified performance period. The performance goals which may be considered by the Compensation Committee include the following, which may be specified on a consolidated, same station, pro forma, per share and/or segment basis: (i) earnings (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings); (ii) revenue (as measured by operating revenue or net operating revenue); (iii) cash flow; (iv) free cash flow; (v) broadcast cash flow, margins and/or margin growth; (vi) earnings and/or revenue growth; (vii) working capital; (viii) market capitalization; (ix) market revenue performance; (x) achievement and/or maintenance of target stock prices; (xi) stock price growth; (xii) return on equity; (xiii) return on investment; and (xiv) return on assets/net assets. Awards granted by the Compensation Committee under the Second Restated 2005 Plan may or may not include performance goals as determined in the sole discretion of the Compensation Committee. Under the form of restricted stock agreement adopted by the Compensation Committee on September 5, 2013, subject to stockholder approval of the Second Restated 2005 Plan, the holder of restricted shares or shares subject to a restricted stock unit will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to such shares. Restricted shares and restricted stock units generally will be subject to certain forfeiture conditions and may not be transferred by the recipient until such restrictions have been satisfied. Until employees are no longer employees and until non-employee directors cease serving as directors, they are required to retain 50% of any net award of restricted stock.

Performance Awards

The Second Restated 2005 Plan also provides for the grant of performance awards. A performance award is a right, contingent upon the attainment of performance goals within a specified performance period, to receive cash, shares of Common Stock, which may be restricted stock or restricted stock units, or a combination of both. All of the terms relating to the satisfaction of performance goals, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award, and any other terms and conditions of any performance award, including the effect upon such award of termination of the recipient’s status as an employee, will be determined by the Compensation Committee and included in an agreement between the recipient and the Company. It is anticipated that the holder of performance awards who receive the award in the form of restricted stock will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to such shares, but will be prohibited from transferring the stock until the satisfaction of the performance goals. The Company may, among other methods, withhold Common Stock upon satisfaction of performance requirements to pay withholding taxes.

In its discretion, the Compensation Committee may designate any performance award to any Second Restated 2005 Plan participant as intended to satisfy the requirements of Section 162(m) of the Code. Restrictions on transfer of the award will lapse and the award will be payable upon completion of written objective performance goals, as determined by the Compensation Committee using one or more of the following criteria, which may be specified on a consolidated, same station, pro forma, per share and/or segment basis: (i) earnings (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings); (ii) revenue (as measured by operating revenue or net operating revenue); (iii) cash flow; (iv) free cash flow; (v) broadcast cash flow, margins and/or margin growth; (vi) earnings and/or revenue growth; (vii) working capital; (viii) market capitalization; (ix) market revenue performance; (x) achievement and/or maintenance of target stock prices; (xi) stock price growth; (xii) return on equity; (xiii) return on investment; and (xiv) return on assets/net assets. The performance period shall be determined by the Compensation Committee and may be from one to five years. A performance award under Section 162(m) of the Code shall not be paid until the Compensation Committee has certified in writing that the applicable performance goals have been attained. Awards granted by the Compensation Committee under the Second Restated 2005 Plan may or may not include performance goals as determined in the sole discretion of the Compensation Committee.

Termination and Change in Control

Unless otherwise provided in the applicable award agreement, and except as disclosed below with respect to a change in control, any portion of a stock option which is not yet exercisable will be forfeited if the holder’s status as an employee or, as applicable, as a non-employee director, is terminated for any reason, and (ii) any portion of a restricted stock grant or restricted stock unit which is not yet transferable and any portion of a performance share award with respect to which performance goals have not yet been achieved will be forfeited if the holder’s status as an employee or, as applicable, as a non-employee director, is terminated for any reason.

Under the form of nonqualified stock option agreement adopted by the Compensation Committee on September 5, 2013, subject to stockholder approval of the Second Restated 2005 Plan, the exercisable portion of a stock option will terminate at various times after the holder’s status as an employee or, as applicable, as a non-employee director, terminates, based upon the reason for the termination. If status is terminated for cause as defined in the Second Restated 2005 Plan, any unexercised portion of a stock option immediately terminates. If status terminates due to death or disability, then the stock option is exercisable until the earlier of the date the stock option would otherwise have terminated or the first anniversary of such death or disability. If the partcipant’s (1) status terminates due to retirement, or (2) the participant is terminated involuntarily (other than for cause or due to death or disability) within six months following a change in control, then the exercisable portion of the option may be exercised until the stock option would otherwise have expired in the absence of termination. If status terminates for any other reason, then the stock option terminates when the stock option otherwise expires or three months after termination of status, whichever is earlier. The Compensation Committee, however, has discretion under the Second Restated 2005 Plan to accelerate the exercisability of stock options, extend the exercise period of a stock option (but not past the tenth anniversary of the grant date) and waive certain restrictions or conditions applicable to restricted stock, restricted stock units or performance share awards, and such acceleration and waiver will occur automatically, unless otherwise provided in the award agreement, upon a “change in control” of the Company. The form of nonqualified stock option agreement adopted by the Compensation Committee provides that all stock options become fully vested and exercisable in full upon the occurrence of a change in control or if the Compensation Committee determines that a change in control has occurred if the Optionee is an employee or non-employee director upon the occurrence or deemed occurrence of a change in control. The definition of “change in control” has been expanded to include persons acquiring more than 30% of the total voting power of the Company, a change in the majority of the members of the Board during any period of twelve consecutive months by directors whose appointment or election was not endorsed by a majority of the directors prior to appointment or election, or approval by stockholders of a plan of complete liquidation of the Company, an agreement for the sale of all or substantially all of the assets of the Company and certain mergers, consolidations or reorganizations.

Clawback Provision

By accepting an award pursuant to an award agreement, a participant agrees to be bound by the Company’s Clawback Policy, as it may be amended. Under the Company’s Clawback Policy, in the event of an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. federal securities laws, the independent members of the Board and/or the Compensation Committee has the right to use reasonable efforts to cancel and clawback awards granted as incentive-based compensation to, and recover from, any of our current or former directors, officers and employees who received incentive-based compensation during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, any excess incentive-based compensation awarded as a result of the misstatement. In addition, in the event of the fraud, theft, embezzlement or willful misconduct of any such director, officer or employee (the “Fraud”), the Board and/or the Compensation Committee has the right to use reasonable efforts to cancel and clawback awards granted as incentive-based compensation to, and recover from, any such director, officer and employee who received incentive-based compensation during the three-year period preceding the Fraud, an appropriate and reasonable amount of the incentive-based compensation awarded irrespective of whether there was an accounting restatement.

Federal Income Tax Consequences

Stock option grants under the Second Restated 2005 Plan may either be incentive stock options under Section 422 of the Code or nonqualified stock options governed by Section 83 of the Code. Generally, no taxable income is recognized by a participant upon the grant of a stock option and no deduction is taken by the Company. Under current tax laws, when an incentive stock option is exercised, the participant has no taxable income provided that applicable holding periods have been satisfied (except that alternative minimum tax may apply) and the Company receives no tax deduction. When a participant exercises a nonqualified stock option, he or she will have taxable income equal to the difference between the fair market value of the Class A Common Stock on the exercise date and the stock option exercise price. The Company will be entitled to a corresponding deduction on its federal income tax return. The tax treatment for a participant upon a disposition of shares acquired through the exercise of a stock option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a nonqualified stock option. The Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option if such disposition occurs before the applicable holding periods have been satisfied.

In general, a participant who receives a restricted stock or restricted stock unit award, and who has not made an election under Section 83(b) of the Code to be taxed upon receipt, will have taxable income equal to the fair market value of the stock at the earlier of the first time the rights of the participant are transferable or the restrictions, such as vesting, have been satisfied. The Company is entitled to a tax deduction when the participant recognizes income.

A participant who is awarded performance awards will not recognize taxable income and the Company will not receive a tax deduction at the time the award is made. When a participant receives payment for performance awards in shares of Common Stock or cash, the fair market value of the shares or the amount of the cash received will be ordinary income to the participant and the Company will receive a tax deduction. However, if any shares of Common Stock used to pay out earned performance awards are non-transferable and there is a substantial risk that such shares will be forfeited (for example, because the Compensation Committee conditions those shares on the performance of future services), the taxable event is deferred until either the risk of forfeiture or the restriction on transferability lapses. In this case, the participant may be able to make an election under Section 83(b) of the Code to be taxed upon receipt. The Company is entitled to a corresponding tax deduction at the time ordinary income is recognized by the participant.

As described above, awards granted under the Second Restated 2005 Plan may qualify as “performance-based compensation” under Section 162(m) of the Code to preserve the Company’s federal income tax deductions for annual compensation required to be taken into account under Section 162(m) of the Code that is in excess of $1 million and paid to any of the Company’s five most highly compensated executive officers. To qualify, stock options and other awards must be granted under the Second Restated 2005 Plan by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the Second Restated 2005 Plan’s limit on the total number of shares or maximum dollar amount that may be awarded to any one participant during any calendar year. In addition, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.” The Compensation Committee is not obligated to cause awards to qualify as “performance based compensation” under Section 162(m) of the Code. If awards do not so qualify, the Company may not be permitted to deduct annual compensation to a participant in excess of $1 million with respect to such award.

The foregoing is only a summary of the effect of U.S. federal income taxation upon recipients of awards and the Company with respect to the grant and exercise of awards under the Second Restated 2005 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable.

The Board recommends a vote “FOR” the approval of the Second Restated 2005 Plan.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis outlines our compensation objective and policies for our executive officers. It explains how we make executive compensation decisions, the data we use and the reasoning behind the decisions that we make.

Following the Compensation Discussion and Analysis are tables and other information that explain the compensation for our executive officers, including discussion of the potential compensation of our executive officers following termination of employment under different situations.

These tables and narratives assist us in communicating our compensation plans to our stockholders.

Administration and Oversight

The Compensation Committee (under this heading, the “Committee”) is comprised solely of independent directors. The responsibilities of the Committee include our management compensation programs and the compensation of our executive officers. In 2012, the Committee was responsible for recommending to the Board the compensation of the CEO without management present. With respect to the compensation of the other executive officers, the CEO provided input and made recommendations to the Committee, and the Committee then made a recommendation to the Board. The Board decides the compensation of all of the Company’s executive officers, however, bonuses and performance criteria with respect to the CEO under the Chief Executive Officer Annual Incentive Plan (the “CEO Plan”) are determined by the Committee. The Committee is also responsible for administering the 2005 Incentive Compensation Plan and the CEO Plan.

Executive Compensation Objectives and Policies

The Committee believes that in order to maximize stockholder value, we must have a compensation program designed to attract and retain superior management at all levels in the organization. The objective of the management program is to both reward short-term performance and motivate long-term performance so that management’s incentives are aligned with the interests of the stockholders. The Committee believes that management at all levels should have a meaningful equity participation in the ownership of our Company, although no specific target level of equity holdings has been established for management by the Committee. While the Committee has awarded both restricted stock and options in the past, since the downturn in the economy in 2009, the Committee determined not to award any restricted stock or options in 2009, 2010, 2011 and 2012. On March 8, 2013, we engaged Towers Watson to advise us with respect to possible grants of stock options and/or restricted stock under our 2005 Incentive Compensation Plan with respect to 2013.

We attempt to achieve our objectives through compensation plans that tie a portion of our executives’ overall compensation to our financial performance and that are competitive with the marketplace. To that end, the Committee reviews the proxy statements of other public companies in the same industry to see if the compensation of its executive officers is generally in line, and with respect to the executive officers other than the CEO, the Committee also gives weight to the recommendations of the CEO. However, the Committee does not benchmark compensation of our executive officers to the compensation paid to executive officers of other public companies in the same industry. Other public companies that the Committee has looked at in past years for comparison include: Arbitron Inc., Beasley Broadcast Group, Inc., CBS Corporation, CC Media Holdings, Inc., Cumulus Media Inc., Dial Global Inc., Emmis Communications Corporation, Entercom Communications Corp., Entravision Communication Corporation, Fisher Communications, Inc., Journal Communications, Inc., Radio One, Inc., Salem Communications Corporation, Sirius XM Radio Inc., and Spanish Broadcasting System, Inc.

The Committee’s current policy is that the various elements of the compensation package are not interrelated in that gains or losses from past equity incentives are not factored into the determination of other compensation. For instance, if options that are granted in a previous year become underwater the next year, the Committee does not take that into consideration in determining the amount of the bonus, options or restricted stock to be granted the next year. Similarly, if the options or restricted shares granted in a previous year become extremely valuable, the Committee does not take that into consideration in determining the bonus, options or restricted stock to be awarded for the next year. In addition, the amount of a cash bonus does not affect the number of options or restricted stock that is granted during a particular year.

We have no policy with regard to the adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Consideration of 2011’s “Say On Pay” Vote

Following our annual meeting of stockholders in May 2011, the Committee reviewed the results of the stockholder advisory vote on executive compensation that was held at the meeting with respect to the 2010 compensation of the Named Executive Officers. More than 99% of the votes cast (excluding broker non-votes) were voted in support of the compensation of our Named Executive Officers set forth in the Compensation Discussion and Analysis, the summary compensation table and the related compensation tables and narratives in the 2011 proxy statement. After considering the results of the 2011 Say On Pay vote, which indicate that our stockholders overwhelmingly approve of our methodology for establishing compensation, as well as the other factors considered in determining executive compensation as described in this Compensation Discussion and Analysis, the Committee was encouraged to continue its practices in determining executive compensation.

Compensation Components

The key components of our executive compensation program generally consist of a base salary and a cash bonus and participation in our performance-based 2005 Incentive Compensation Plan (pursuant to which stock options, and restricted stock and restricted stock units may be awarded). In addition, the Company also has a 401(k) Plan and a Deferred Compensation Plan. Our executives can invest in our Class A Common Stock through our 401(k) Plan and in our Common Stock, as applicable, through the award of grants of stock options and/or restricted stock under the 2005 Incentive Compensation Plan. As noted above, however, in 2009, 2010, 2011 and 2012, there were no awards of stock options and/or restricted stock. Our executive officers also receive certain health benefits and perquisites. In addition, pursuant to our employment agreement with Mr. Christian, our CEO, we provide for severance following a sale or transfer of control. Our other executive officers also receive severance in connection with a change in control.

Base Salary

We entered into an employment agreement with our CEO on June 1, 2011 (the “2011 employment agreement”). The terms and conditions of the 2011 employment agreement are disclosed below under “Compensation of Executive Officers — Employment Agreement and Potential Payments Upon Termination or Change-in-Control.” The Committee entered into the 2011 employment agreement in order to provide stability to the Company, assurance to the marketplace and certainty to Mr. Christian as to the future management of the Company during the next important period of Company operations. Under the 2011 employment agreement, the Committee increased the CEO’s base salary to $860,000 per year from $750,000 per year. From this amount Mr. Christian agreed to a reduction in conformance with the reduction to salary taken by all of our employees, which reduction was reinstated for all employees, and Mr. Christian in 2011 and 2012 as discussed in the next paragraph below. Under the 2011 employment agreement, beginning on June 1, 2012, on each anniversary of the 2011 employment agreement, the Committee is to determine, in its discretion, the amount of any increase to the CEO’s then existing annual salary provided that such increase shall not be less than the greater of 3% or the cost of living increase based on a consumer price index. Accordingly, based on the consumer price index, the Compensation Committee increased the 2012 base salary by 3.1% to $886,660 effective June 1, 2012.

In 2012, the CEO provided input and made recommendations to the Committee as to the base salaries of the other executive officers. The CEO recommended that base salaries in 2012 remain flat to those paid in 2009, and the Committee agreed. The Committee then made its recommendation to the Board, which agreed with the recommendation. As noted above, effective March 1, 2009, the Company as a cost-cutting measure, implemented a 5% reduction in base salaries, including the base salaries of the executive officers. During 2011, the Company restored 3.75% of the 5% reduction. Effective April 1, 2012, the Company restored the remaining 1.25%. See “Compensation of Executive Officers — 2012 CEO and Executive Officer Compensation” below.

Bonuses

The Company entered into the CEO Plan effective as of January 1, 2000, which was approved by stockholders at the 2000 Annual Meeting of Stockholders and re-approved by stockholders at the 2005 and 2010 Annual Meetings of Stockholders. The CEO’s 2011 employment agreement provides that the CEO shall have the opportunity to earn an annual performance bonus pursuant to the terms of the CEO Plan and is also eligible for a bonus determined in the discretion of the Committee. Among other reasons, the use of performance driven requirements is designed to permit the bonus payments to be fully deductible and exempt from Section 162(m) of the Code, which generally disallows a tax deduction to public corporations for compensation over $1 million paid for any calendar year to the top five named executive officers in the 2012 Summary Compensation Table. Under the CEO Plan, within ninety (90) days after the beginning of each fiscal year, the Committee establishes the bonus opportunity for the CEO. The bonus opportunity is based on the achievement of one or more performance goals in alignment with our business strategies, and, if realized, provides for a total compensation generally in line with the total compensation paid to other CEOs in our peer group.

In March 2012, the Committee approved a broadcast cash flow (“BCF”) goal with four (4) different targets allowing for a possible award of $350,000, $425,000, $500,000 and $575,000 payable in cash and/or restricted stock if such targets were achieved. See “2012 Grant of Plan-Based Award.” The Committee determined that the CEO achieved the maximum target under the BCF performance goal and awarded the CEO an aggregate each bonus of $575,000. In March 2013, the Committee approved new BCF performance goals under the CEO Plan and the 2005 Incentive Compensation Plan with four different targets allowing for a possible award of $450,000, $550,000, $650,000 and $750,000 payable in cash and/or equity. The BCF levels are selected to reward improvements in BCF. It is believed that the initial target level will be achievable based on past performance, while the other targets will be more difficult to achieve. The actual amount of the CEO’s bonus for 2013 will be determined in 2014 after the Company’s 2013 results are determined.

The CEO provides input and makes recommendations to the Committee as to the bonuses to be paid to the other executive officers. Based on his subjective review of the 2012 performance of the executive officers, he recommended that 2012 bonuses remain flat to those paid for 2011, and the Committee agreed. The Committee then made such recommendation to the Board for the Board’s final approval, and the Board agreed. See “Compensation of Executive Officers — 2012 CEO and Executive Officer Compensation” below.

Long Term Incentives

In 2005, we engaged Towers Watson (then Towers Perrin) to conduct a review of our long-term incentive plan and provide recommendations, as appropriate, for redesigning our plan. We did not request, and Towers Watson did not conduct, a review of our long-term incentive award opportunities relative to market levels. The purpose of the review was to determine a long-term strategy for providing an effective equity incentive package which would attract, motivate and retain our executive officers. Based on Towers Watson’s recommendations, we developed a new strategy to award a combination of stock options and restricted stock, and adopted the 2005 Incentive Compensation Plan, subject to stockholder approval. Stockholders approved this Plan at the 2005 Annual Meeting of Stockholders and re-approved it at the 2010 Annual Meeting of Stockholders.

In June 2008, the Committee determined that it would only award restricted stock pursuant to the 2005 Incentive Compensation Plan, since stock options historically had not been an effective strategy, as previously granted stock options were generally underwater, and stock options had the potential to result in the issuance of a far larger number of shares than by granting only restricted stock. In 2009, 2010, 2011 and again in 2012, the Committee initially, because of the unprecedented downturn in the economy and broadcast industry in 2009, and subsequently because of the uneven strength of the recovery, decided to not award any restricted stock or stock options. In March 2013, we engaged Towers Watson to advise us with respect to possible grants of stock options and/or restricted stock under our 2005 Incentive Compensation Plan with respect to 2013.

Stock options have been granted with exercise prices equal to the closing price on the NYSE MKT of a share of Class A Common Stock on the date of grant, with pro-rata vesting at the end of each of the following five years from the date of grant. Restricted stock has been granted with pro-rata vesting at the end of each of the following five years from the date of grant. See “Second Restated 2005 Plan Proposal” with respect to the discussion of stock options and restricted stock which provide, among other things, that stock options and restricted stock vest at the end of each of the following three years from the date of grant in the amount of one-third of the grant on each such date. The CEO’s awards of stock options and restricted stock relate to Class B Common Stock and the other executive officers awards of stock options and/or restricted stock relate to Class A Common Stock. Only Mr. Christian or an affiliate of Mr. Christian may hold Class B Stock. An executive officer generally forfeits any unvested stock option and restricted stock award upon ceasing employment.

401(k) Plan

Our 401(k) Plan is available to substantially all of our full-time employees, including our executive officers. Under the 401(k) Plan, our executive officers determine at the beginning of each quarter a fixed percentage of their base salary to be deferred and included in their 401(k) accounts. We also have made discretionary matching contributions to all participants’ accounts, up to a maximum of $1,000. The matching portion of the Company’s contribution in past years has been invested in our Class A Common Stock, with the participant having the option to transfer the investment to another investment option, but due to the economic environment, we determined that a discretionary match would not be made for the 2010 or 2011 plan years. Discretionary matches were made for the 2012 plan year. All participants have the opportunity to invest their deferred amounts in our Class A Common Stock. The feature of the 401(k) Plan allowing our executives to purchase our Class A Common Stock is designed to align their interests with stockholders.

Deferred Compensation Plans

In 1999 and in 2005, we established nonqualified deferred compensation plans which allow executive officers and certain employees to annually elect, prior to January 1 of the calendar year in which the base salary or bonus is earned, to defer a portion of their base salary up to 15% (but not less than $2,500), and up to 85% of any bonus, on a pre-tax basis, until their retirement or termination. The deferred amounts are periodically credited with investment returns by reference to investment options offered to participants in the plans, although we are not obligated to reserve funds to pay deferred amounts or, if we do so, to invest the reserves in any particular manner. We may, in our discretion, purchase policies of life insurance on the lives of the participants to assist us in paying the deferred compensation under the plans. The retirement or termination benefit to be paid by us to a participant is the cumulative amount of compensation deferred by the participant and any notional investment returns thereon. The 2005 deferred compensation plan is substantially identical to the 1999 plan except for certain modifications to comply with Section 409A of the Code. Any contributions made after 2004 are made pursuant to the 2005 deferred compensation plan. We have created grantor trusts to assist us in meeting our obligations under the plans. All assets of the trusts are dedicated to the payment of deferred compensation under the respective plans unless we become insolvent, in which case the assets are available to our creditors.

Health Plans and Perquisites

We provide our executive officers with certain benefits and perquisites. These benefits and perquisites are designed to attract and retain our senior managers. Benefits include basic life insurance and medical and dental insurance equal to that provided to other employees. In addition, executive officers also receive benefits under a split dollar life insurance plan and a long term care plan. Executive officers are also eligible for car allowances and medical reimbursements. In addition, the CEO receives personal use of our private airplane and receives country club dues. Perquisites are provided in order to provide a total compensation package which is competitive with the marketplace for executive officers. Under the 2011 employment agreement, if the CEO’s employment is terminated for any reason, other than “for cause,” we have agreed to continue to provide health insurance and medical reimbursement commensurate with all health insurance and medical reimbursement programs that are maintained by us for current employees to the CEO and his spouse, and to maintain in force all existing life insurance policies for a period of ten years.

Severance Arrangements

As discussed in more detail in the section below entitled “Compensation of Executive Officers — Employment Agreement and Potential Payments Upon Termination or Change-in-Control,” the CEO’s 2011 employment agreement has change-in-control severance arrangements. In addition, in

December 2007, the Committee determined to enter into change-in-control agreements with its executive officers. The agreements are intended to help retain executives during continued industry consolidation and are designed to attract and retain senior managers and to provide for continuity of management in the event of a change-in-control.

Our CEO’s 2011 employment agreement provides that following the sale or transfer of control of all or substantially all of our assets or stock or the consummation of a merger or consolidation in which we are not the surviving corporation, the CEO shall have the right to terminate his employment, and upon such change in control, he will be paid an amount equal to 2.99 times the average of his total annual compensation for each of the three immediately preceding periods of twelve consecutive months, plus an additional amount as is necessary for applicable tax liabilities related to the payment. See “Employment Agreement and Potential Payments Upon Termination or Change-in-Control.”

With respect to the other executive officers, the change-in-control agreements provide that we shall pay a lump sum payment within forty-five days of the change-in-control of 1.5 times the average of the executive’s last three full calendar years of such executive’s base salary and any annual cash bonus. We or the surviving entity may require as a condition to receipt of payment that the executive continue in employment for a period of up to six months after consummation of the change-in-control. During such six months, the executive will continue to earn his pre-existing salary and benefits.

2013 Events

See “Second Restated 2005 Plan Proposal” above for disclosure of the Company’s engagement of Towers Watson to conduct a review of the Company’s long-term incentive plan, the Committee’s and Board’s approval of the Second Restated 2005 Plan, and the terms of the Second Restated 2005 Plan.

In April 2013, the Committee approved an increase of 3% (to $913,260) effective June 1, 2013, to the salary of the Chief Executive Officer pursuant to the terms of Mr. Christian’s employment agreement which provides that the Committee shall determine in its discretion the amount of any increase in Mr. Christian’s annual salary, provided however, such increase shall not be less than the greater of 3% or a cost of living increase based on the percentage increase in the consumer price index.

In May 2013 the Committee and the Board approved increases to the base salaries of the named executive officers (other than the CEO), effective June 1, 2013, as follows:

Steven J. Goldstein	$410,000
Warren S. Lada	$370,000
Samuel D. Bush	$330,000
Marcia K. Lobaito	$175,000

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during the 2012 fiscal year included Gary Stevens (Chairman), Clarke Brown and W. Russell Withers. No member of this Compensation Committee was at any time during the 2012 fiscal year or at any other time an officer or employee of the Company, and no member of this Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board or the Compensation Committee during the 2012 fiscal year.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the total compensation awarded to, earned by, or paid during 2012, 2011, and 2010 to our Chief Executive Officer, Chief Financial Officer, and our three most highly compensated executive officers other than the CEO and CFO whose total compensation for 2012 exceeded $100,000:

2012 Summary Compensation Table

Name and Principal Position	Year	Salary(1) $	Bonus(1) $		Stock Awards(3) $	Option Awards(4) $	Non-Equity Incentive Plan Comp $		All Other Compensation(5) $	Total Compensation $
Edward K. Christian President and CEO	2012	$873,727	$—	(2)	$—	$—	$575,000	(2)	$118,621	$1,567,348
	2011	$793,999	$350,000	(2)	$—	$—	$—	(2)	$98,025	$1,242,024
	2010	$712,500	$—	(2)	$—	$—	$250,000	(2)	$98,529	$1,061,029
Samuel D. Bush, Senior Vice President and Chief Financial Officer	2012	$322,512	$30,000		$—	$—	$—		$32,894	$385,406
	2011	$313,812	$30,000		$—	$—	$—		$23,396	$367,208
	2010	$306,976	$37,500		$—	$—	$—		$17,813	$362,289
Steven J. Goldstein, Executive Vice President and Group Program Director	2012	$393,574	$65,000		$—	$—	$—		$41,234	$499,808
	2011	$382,957	$65,000		$—	$—	$—		$27,513	$475,470
	2010	$374,615	$65,000		$—	$—	$—		$30,322	$469,937
Warren S. Lada, Executive Vice President of Operations	2012	$322,512	$45,000		$—	$—	$—		$39,661	$407,173
	2011	$313,812	$45,000		$—	$—	$—		$20,740	$379,552
	2010	$306,976	$37,500		$—	$—	$—		$29,512	$373,988
Marcia K. Lobaito, Senior Vice President, Corporate Secretary and Director of Business Affairs	2012	$157,095	$30,000		$—	$—	$—		$39,021	$226,116
	2011	$152,857	$30,000		$—	$—	$—		$22,944	$205,801
	2010	$149,528	$25,000		$—	$—	$—		$22,347	$196,875

(1)	Includes amounts deferred under the Company’s 401(k) plan, the 2005 Deferred Compensation Plan, and the CEO’s 2009 employment agreement and 2011 employment agreement. Under the 401(k) plan, all of the matching funds were used to purchase 23 shares of Class A Common Stock in 2012 for each Named Executive Officer.
(2)	Of the bonuses awarded Mr. Christian in 2012 and 2010, the entire bonus was based on his having satisfied the BCF performance goals. The amounts of such bonuses are disclosed under the column entitled “Non-Equity Incentive Plan Comp.” Mr. Christian did not satisfy the BCF performance goal in 2011, and was awarded a discretionary bonus.
(3)	No stock was awarded in 2012, 2011 and 2010.
(4)	No options were awarded in 2012, 2011 and, 2010.
(5)	With respect to Mr. Christian, perquisites include personal use of Company provided auto, country club dues, medical expense reimbursement, participation in an executive medical plan, and personal use of a private airplane in 2012. In 2012, Mr. Bush, Mr. Lada and Ms. Lobaito received perquisites for personal use of Company provided auto, housing accommodation and medical expense reimbursements. In 2012, Mr. Goldstein received perquisites for personal use of Company provided auto and related reimbursements for automobile insurance, housing accommodation and medical expense reimbursements. Perquisites are valued based on the aggregate incremental costs to the Company. In addition, in 2012, the Company paid life insurance (including split dollar) premiums for Mr. Christian, Mr. Bush, Mr. Goldstein, Mr. Lada and Ms. Lobaito in the amounts of $50,798, $10,798, $14,720, $10,798 and $10,480, respectively, and long-term care insurance premiums for Mr. Christian, Mr. Bush, Mr. Goldstein, Mr. Lada and Ms. Lobaito in the amounts of $15,968, $9,520, $9,833, $10,384 and $13,138, respectively.

2012 CEO and Executive Officer Compensation

In 2012, our most highly compensated executive officer was Edward K. Christian, Chairman, President and CEO. Mr. Christian received a bonus of $575,000, and a salary of $873,727 in 2012 that was determined based on his 2011 employment agreement. The salary was reduced by the 2009 Company-wide 5% reduction in base salaries, 3.75% of which was restored in 2011 and 1.25% of which was restored in 2012.

Mr. Christian earned the bonus of $575,000 for having satisfied certain 2012 BCF performance goals established by the Compensation Committee pursuant to the 2011 employment agreement and CEO Plan. Such bonus is designed to constitute “qualified, performance-based compensation under Section 162(m) of the Code. See “Base Salary” and “Bonuses” above under “Compensation Discussion and Analysis.”

Based on the CEO’s subjective review of the 2012 performance of the other executive officers, the CEO recommended 2012 salaries and bonuses remain flat to those for 2011, and the Committee agreed, and so recommended to the Board, which provided its approval. See “Base Salary” and “Bonuses” under “Compensation Discussion and Analysis” above.

Grants of Plan-Based Awards

In 2012, 2011 and 2010, the Committee determined not to award any stock options or restricted stock. See “Long Term Incentives” under “Compensation Discussion and Analysis” above.

The following table sets forth information concerning equity and non-equity incentive plan awards made to each of the named executive officers of the Company during 2012.

2012 Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target 1 ($)	Target 2 ($)	Maximum Awards ($)	Threshold (#)	Target (#)	Maximum (#)
Edward K. Christian	March 2012	350,000	425,000	500,000	575,000	—	—	—
Samuel D. Bush	—	—		—	—	—	—	—
Steven J. Goldstein	—	—		—	—	—	—	—
Warren S. Lada	—	—		—	—	—	—	—
Marcia K. Lobaito	—	—		—	—	—	—	—

(1)	The table shows the potential amounts which could have been earned in 2012 if the performance goals were achieved at the minimum threshold, 100% of target 1, 100% of target 2 and at maximum bonus. Mr. Christian satisfied the maximum award. See “Bonuses” under “Compensation Discussion and Analysis” and the “2012 CEO and Executive Officer Compensation” sections of this consent solicitation statement. There were no grants of restricted stock or options in 2012.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as of December 31, 2012 regarding unexercised options and restricted stock that has not vested for each named executive officer outstanding as of December 31, 2012:

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards(1)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Edward K. Christian
6/14/2005	13,810	—	$44.10	6/14/2015	—	$—
3/21/2006	31,848	—	$27.00	3/21/2016	—	$—
5/18/2007	8,226	—	$28.47	5/18/2017	—	$—
6/25/2008	—	—	—	—	800	$27,900
Samuel D. Bush
6/14/2005	7,681	—	$44.10	6/14/2015	—	$—
3/21/2006	17,613	—	$27.00	3/21/2016	—	$—
5/18/2007	4,610	—	$28.47	5/18/2017	—	$—
6/25/2008	—	—	—	—	433	$15,100
Steven J. Goldstein
6/14/2005	9,373	—	$44.10	6/14/2015	—	$—
3/21/2006	21,493	—	$27.00	3/21/2016	—	$—
5/18/2007	5,626	—	$28.47	5/18/2017	—	$—
6/25/2008	—	—	—	—	433	$15,100
Warren S. Lada
6/14/2005	7,681	—	$44.10	6/14/2015	—	$—
3/21/2006	17,613	—	$27.00	3/21/2016	—	$—
5/18/2007	4,610	—	$28.47	5/18/2017	—	$—
6/25/2008	—	—	—		433	$15,100
Marcia K. Lobaito
6/14/2005	3,724	—	$44.10	6/14/2015	—	$—
3/21/2006	8,580	—	$27.00	3/21/2016	—	$—
5/18/2007	2,246	—	$28.47	5/18/2017	—	$—
6/25/2008	—	—	—	—	333	$11,613

(1)	Option grants and restricted stock awards are fully vested at the end of the first five years following the date of the grant or award, 20% per year. The number of shares, exercise prices and market values have been adjusted for the 4 for 3 stock split on January 16, 2013.
(2)	The closing price of our Class A Common Stock on the NYSE MKT on December 31, 2012 was $34.875 per share (as adjusted for the 4 for 3 stock split on January 16, 2013).

Option Exercises and Stock Vested

The following table sets forth the options exercised by the executive officers listed below in 2012 and the restricted stock of the executive officers listed below which vested during the year ended December 31, 2012.

2012 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Edward K. Christian	—	—	1,166	$31,850
Samuel D. Bush	—	—	638	$17,435
Steven J. Goldstein	—	—	684	$18,673
Warren S. Lada	—	—	638	$17,436
Marcia K. Lobaito	—	—	433	$11,830

(1)	The number of shares which have vested has been adjusted to reflect the 4 for 3 stock split on January 16, 2013.
(2)	The value realized on vesting is obtained by multiplying the number of shares of restricted stock which have vested during the year ended December 31, 2012 by the closing price of the Class A Common Stock on the vesting date (adjusted by the 4 for 3 stock split on January 16, 2013). Mr. Christian receives restricted shares of Class B Common Stock.

Nonqualified Deferred Compensation

In 1999 and in 2005 we established nonqualified deferred compensation plans which allow executive officers and certain employees to annually elect, prior to January 1 of the calendar year in which the base salary or bonus is earned, to defer a portion of their base salary up to 15% (but not less than $2,500), and up to 85% of any bonus, on a pre-tax basis, until their retirement. The deferred amounts are invested in investment options offered under the plans. The Company may, in its discretion, purchase policies of life insurance on the lives of the participants to assist the Company in paying the deferred compensation under the plans. The Company has created model trusts to assist it in meeting its obligations under the plans. All investment assets under the plans are the property of the Company until distributed. The retirement benefit to be provided is based on the amount of compensation deferred and any earnings thereon. The 2005 plan is substantially identical to the 1999 plan except for certain modifications to comply with Section 409A of the Code. Any contributions made after 2004 are made pursuant to the 2005 deferred compensation plan.

Under the plans, upon termination of the executive officer’s employment with the Company, he or she will be entitled to receive all amounts credited to his or her account, in one lump sum. For amounts deferred prior to January 1, 2005, under the 1999 deferred compensation plan, upon a participant’s death if the Company has purchased life insurance, the benefit payable shall equal the value of the participant’s account multiplied by one and one half (1.5). Under the 2005 deferred compensation plan, upon a participant’s death, if the Company has purchased a life insurance policy on the life of a participant, the benefit payable shall equal the value of the participant’s account multiplied by one and one half (1.5), but the incremental increase to such account shall not exceed $150,000. Upon a change of control of the Company, each participant shall be distributed all amounts credited to his or her account in a lump sum. Mr. Christian does not participate in the plans.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
Edward K. Christian	$—	$—	$—	$—	$—
Samuel D. Bush	$16,157	$—	$6,986	$—	$151,275
Steven J. Goldstein	$—	$—	$(35)	$—	$5,724
Warren S. Lada	$48,377	$—	$33,760	$—	$361,254
Marcia K. Lobaito	$18,882	$—	$10,766	$—	$198,944

Employment Agreement and Potential Payments Upon Termination or Change-in-Control

CEO’s Employment Agreement

On June 1, 2011, we entered into the 2011 employment agreement with Mr. Christian. The 2011 employment agreement terminates on March 31, 2018. Pursuant to the 2011 employment agreement, we pay Mr. Christian a salary at the rate of $860,000 per year. The 2011 employment agreement permits Mr. Christian to defer any or all of his annual salary.

Pursuant to the 2011 employment agreement, commencing on June 1, 2012, and each anniversary thereafter, the Compensation Committee is required to determine in its discretion the amount of any increase in Mr. Christian’s then existing annual salary provided, however, that such increase shall not be less than the greater of three percent (3%) or a cost of living increase based on the consumer price index. The 2011 employment agreement also includes a provision providing for a bonus to be awarded to Mr. Christian at the discretion of the Board.

The 2011 employment agreement also provides that Mr. Christian is eligible for stock options as shall be approved by the Compensation Committee and bonuses in such amounts as shall be determined pursuant to the terms of the CEO Plan or as otherwise determined by the Compensation Committee in its discretion based on the performance of the Company and the accomplishments of goals established by the Compensation Committee in consultation with Mr. Christian.

Under the 2011 employment agreement, Mr. Christian is eligible to participate, in accordance with their terms, in all medical and health plans, life insurance, profit sharing, 401(k) plan, pension and such other employment benefits as are maintained by the Company or its affiliates for other key employees performing services. During the term of the employment agreement, the Company is required to maintain all existing policies of insurance on Mr. Christian’s life, including the existing split-dollar policy. The Company is also required to pay for Mr. Christian to participate in an executive medical plan and to maintain its existing medical reimbursement policy. Under the agreement, Mr. Christian is also furnished with an automobile and other fringe benefits as have been afforded him in the past or as were consistent with his position. In addition, under the 2011 employment agreement, the Company has agreed to maintain an office for Mr. Christian in Sarasota County, Florida.

The 2011 agreement terminates upon Mr. Christian’s death and can be terminated by either party in the event of Mr. Christian’s disability for a continuous period of eight months, or an aggregate period of twelve months within any 18 month period. The 2011 employment agreement also provides for certain payments to Mr. Christian in the event of his disability or death. In the event of disability, Mr. Christian shall receive the accrued portion of any salary and bonus, and severance pay equal to 100% of his then base salary for fifteen (15) months. In addition, any previously granted award shall become immediately 100% vested. In the event of Mr. Christian’s death, his estate shall receive his then current base salary and any previously granted award shall become immediately vested.

In addition, by a majority vote of the independent directors, we could terminate the agreement for cause. “For cause” means “conviction of a felony, willful misconduct, gross neglect of duty, material breach of fiduciary duty to the Company, or material breach of the employment agreement. The 2011 employment agreement also provides that upon our sale or transfer of control, of all or substantially all of the assets or stock of the Company or the consummation of a merger or consolidation involving the Company in which the Company is not the surviving corporation, Mr. Christian will be paid an amount equal to 2.99 times the average of his total annual salary and bonus for the three immediately preceding periods of 12 consecutive months plus an additional amount as is necessary for applicable income taxes related to the payment under Code sections 280 and 4999 and all federal and state tax liabilities. Mr. Christian has the right to terminate at any time following a change in control. The 2011 employment agreement also provides that to the extent that any payments under the 2011 employment agreement would be subject to the excise tax imposed by Section 4999 and interest or penalties, Mr. Christian would be entitled to an additional payment to cover such excise tax, interest or penalties. Also, pursuant to the 2011 employment agreement, if Mr. Christian’s employment is terminated for any reason, including death or voluntary resignation but not a “for cause” termination, we are required to continue to provide health insurance and medical reimbursement to Mr. Christian and his spouse and to maintain and enforce all existing life insurance policies for a period of ten years.

The 2011 employment agreement also contains a covenant not to compete pursuant to which Mr. Christian agrees that if he voluntarily terminates his employment with the Company or is terminated for cause, for a three year period, he will not, directly or indirectly, own, manage, operate, control or be employed by any radio or television station the primary transmitter of which is located within 65 miles of the community license of a radio or television station (i) then operated by the Company or any of its subsidiaries, or (ii) then subject to a sale or purchase contract to which the Company or any subsidiary is a party.

Change in Control Agreements

As of December 28, 2007, Samuel D. Bush, Steven J. Goldstein, Warren S. Lada, and Marcia K. Lobaito entered into change in control agreements. A change in control is defined to mean the occurrence of (a) any person or group becoming the beneficial owner, directly or indirectly, of more than 30% of the combined voting power of the Company’s then outstanding securities and Mr. Christian ceasing to be Chairman and CEO of the Company; (b) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting securities of the Company or such surviving entity; or (c) the approval of the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

If there is a change in control, the Company shall pay a lump sum payment within 45 days thereof of 1.5 times the average of the executive’s last three full calendar years of such executive’s base salary and any annual cash bonus paid. In the event that such payment constitutes a “parachute payment” within the meaning of Section 280G subject to an excise tax imposed by Section 4999 of the Code, the Company shall pay the executive an additional amount so that the executive will receive the entire amount of the lump sum payment before deduction for federal, state and local income tax and payroll tax. In the event of a change in control (other than the approval of plan of liquidation), the Company or the surviving entity may require as a condition to receipt of payment that the executive continue in employment for a period of up to six months after consummation of the change in control. During such six months, executive will continue to earn his pre-existing salary and benefits. In such case, the executive shall be paid the lump sum payment upon completion of the continued employment. If, however, the executive fails to remain employed during this period of continued employment for any reason other than (a) termination without cause by the Company or the surviving entity, (b) death, (c) disability or (d) breach of the agreement by the Company or the surviving entity, then executive shall not be paid the lump sum payment. In addition, if the executive’s employment is terminated by the Company without cause within six months prior to the consummation of a change in control, then the executive shall be paid the lump sum payment within 45 days of such change in control. Termination for cause means: (a) willful dishonesty involving the Company, excluding good faith expense account disputes, (b) conviction of or entering of a no contest plea to a felony or other crime involving material dishonesty or moral turpitude, (c) material failure or refusal to perform the executive’s duties or other lawful directive from the CEO or Board of Directors which is not cured by the executive within ten (10) days after receipt by executive of a written notice from the Company specifying the details thereof, (d) willful violation by the executive of the Company’s lawful policies or of the executive’s fiduciary duties, which violation is not cured by the executive within ten (10) days after receipt by the executive of a written notice from the Company specifying the details thereof, (e) the executive’s willful violation of the Company’s published business conduct guidelines, code of ethics, conflict of interest or similar policies or (f) illegal drug or substance abuse or addiction by the executive which is not protected by law.

Under the form of stock option agreement made and entered into pursuant to the 2005 Incentive Compensation Plan, all options become fully vested and exercisable in full upon the occurrence of a change-in-control as defined in the Plan or if the Compensation Committee determines that a change-in-control has occurred, if the Optionee is an employee at the time of such occurrence. Similarly, under the form of restricted stock agreement adopted under the 2005 Incentive Compensation Plan, the vesting or restricting period shall lapse with respect to all restricted stock upon the occurrence of a change-in-control, as defined in the Plan, or if the Compensation Committee determines that a change-in-control has occurred if the grantee of the restricted stock is an employee at the time of such occurrence. See “Second Restated 2005 Plan Proposal” above with respect to the disclosure of the form of nonqualified stock option agreement and form of restricted stock agreement adopted by the Compensation Committee on September 5, 2013 which generally provides the same as the foregoing, except that the definition of change-in-control has been revised in the Second Restated 2005 Plan.

Under the Company’s 1999 and 2005 Deferred Compensation Plans, in which Mr. Christian does not participate, upon a change-in-control of the Company as defined in such plans, each participant shall be distributed all amounts credited to the account of the participant in a lump sum.

The following tables show the estimated payments and benefits to the CEO and the other named executive officers in the event of a change in control, upon retirement, upon termination other than retirement or death and upon death assuming the trigger event occurred on December 31, 2012 and the number of options and shares of restricted stock and the price per share, as applicable, which is the closing price on December 30, 2012 are all adjusted for the 4 for 3 stock split on January 16, 2013:

Change in Control
	CEO Employment Agreement Salary, Bonus & Tax Gross-Up(1)	Change in Control Agreements(2)	Split Dollar Premium(3)(10)	Life Insurance Premium(4)	Health Insurance Premiums(5)	Medical Reimbursement(6)	Account Balance Non-Qualified Plan(7)	Restricted Stock(8)	CSV of Split Dollar Policy(9)	Accrued Vacation(10)	Total Change in Control Payments
Edward Christian	$6,350,000	$—	$500,000	$62,000	$150,650	$79,810	$—	$27,900	$441,649	$34,102	$7,646,111
Samuel Bush	$—	$520,400	$—	$—	$—	$—	$151,275	$15,101	$122,756	$—	$809,532
Steven Goldstein	$—	$673,000	$—	$—	$—	$—	$5,724	$15,101	$305,985	$—	$999,810
Warren Lada	$—	$535,400	$—	$—	$—	$—	$361,254	$15,101	$124,620	$—	$1,036,375
Marcia Lobaito	$—	$272,200	$—	$—	$—	$—	$198,944	$11,613	$121,692	$—	$604,449
Total	$6,350,000	$2,001,000	$500,000	$62,000	$150,650	$79,810	$717,197	$84,816	$1,116,702	$34,102	$11,096,277

Footnotes:

(1)	2.99 times 3 year average annual salary and bonus, grossed up for applicable taxes.
(2)	1.5 times 3 year average annual salary and bonus.
(3)	$50,000 annual premium for split dollar life insurance policy under CEO employment agreement for 10 years.
(4)	$750,000 life insurance policy for CEO under CEO Employment agreement for 10 years estimated at $6,200 per year.
(5)	Health insurance premiums for CEO and spouse under CEO employment agreement for 10 years estimated at $15,065 per year.
(6)	Medical reimbursement for CEO and spouse under CEO employment agreement for 10 years estimated at $7,981 per year.
(7)	Participant distributed account balance in a lump sum.
(8)	All unvested units of restricted stock become fully vested.
(9)	All rights in the policy are assigned to the insured upon change in control (cash surrender value of policy).
(10)	Unused vacation accrues and rolls over to successive years.

Retirement upon age 65
	Health Insurance Premiums(1)	Medical Reimbursement(2)	Account Balance Non-Qualified Plan(3)	Stock Options(4)	CSV of Split Dollar Policy(5)	Accrued Vacation(6)	Total Retirement Payments
Edward K. Christian	$150,650	$79,810	$—	$447,557	$441,649	$34,102	$1,153,768
Samuel D. Bush	$—	$—	$151,275	$248,121	$122,756	$—	$522,152
Steven J. Goldstein	$—	$—	$5,724	$302,785	$305,985	$—	$614,494
Warren S. Lada	$—	$—	$361,254	$248,121	$124,620	$—	$733,995
Marcia K. Lobaito	$—	$—	$198,944	$120,873	$121,692	$—	$441,509
Total	$150,650	$79,810	$717,197	$1,367,457	$1,116,702	$34,102	$3,465,918

Footnotes:

(1)	Health insurance premiums for CEO and spouse under CEO employment agreement for 10 years estimated at $15,065 per year.
(2)	Medical reimbursement for CEO and spouse under CEO employment agreement for 10 years estimated at $7,981 per year.
(3)	Participant distributed account balance in a lump sum.
(4)	All vested stock options that are in the money are valued at their closing price less their exercise price.
(5)	All rights in the policy are assigned to the insured upon change in control or separation from retirement at age 65 (cash surrender value of policy).
(6)	Unused vacation accrues and rolls over to successive years.

Termination other Than Retirement, Death or Disability
	Health Insurance Premiums(1)	Medical Reimbursement(2)	Account Balance Non-Qualified Plan(3)	Stock Options(4)	Accrued Vacation(5)	Total Termination Payments
Edward K. Christian	$150,650	$79,810	$—	$447,557	$34,102	$712,119
Samuel D. Bush	$—	$—	$151,275	$248,121	$—	$399,396
Steven J. Goldstein	$—	$—	$5,724	$302,785	$—	$308,509
Warren S. Lada	$—	$—	$361,254	$248,121	$—	$609,375
Marcia K. Lobaito	$—	$—	$198,944	$120,873	$—	$319,817
Total	$150,650	$79,810	$717,197	$1,367,457	$34,102	$2,349,216

Footnotes:

(1)	Health insurance premiums for CEO and spouse under CEO employment agreement for 10 years at $15,065 per year.
(2)	Medical reimbursement for CEO and spouse under CEO employment agreement for 10 years at $7,981 per year.
(3)	Participant distributed account balance in a lump sum.
(4)	All vested stock options that are in the money are valued at their closing price less their exercise price.
(5)	Unused vacation accrues and rolls over to successive years.

Termination Due to Death
	CEO Employment Agreement Salary & Bonus(1)	Health Insurance Premiums(2)	Medical Reimbursement(3)	150% of Account Balance Non-Qualified Plan(4)	Restricted Stock(5)	Stock Options(6)	Split Dollar Policy(7)	Accrued Vacation(8)	Total Termination Due to Death Payments
Edward K. Christian	$886,660	$75,325	$39,905	$—	$27,900	$447,557	$7,000,000	$34,102	$8,511,449
Samuel D. Bush	$—	$—	$—	$226,913	$—	$248,121	$500,000	$—	$975,034
Steven J. Goldstein	$—	$—	$—	$8,586	$—	$302,785	$1,125,000	$—	$1,436,371
Warren S. Lada	$—	$—	$—	$541,881	$—	$248,121	$500,000	$—	$1,290,002
Marcia K. Lobaito	$—	$—	$—	$298,416	$—	$120,873	$250,000	$—	$669,289
Total	$886,660	$75,325	$39,905	$1,075,796	$27,900	$1,367,457	$9,375,000	$34,102	$12,882,145

Footnotes:

(1)	The Company shall pay to the legal representative of Mr. Christian’s estate a lump sum payment equal to Mr. Christian’s then base salary.
(2)	Health insurance premiums for CEO’s spouse under CEO employment agreement for 10 years estimated at $7,533 per year.
(3)	Medical reimbursement for CEO’s spouse under CEO employment agreement for 10 years estimated at $3,991 per year.

(4)	Participant distributed 1.5 times account balance of amounts deferred prior to 2005 and up to a limit of $150,000 of amounts deferred after 2004.
(5)	All unvested units of restricted stock become fully vested.
(6)	All vested stock options that are in the money are valued at their closing price less their exercise price.
(7)	Beneficiary receives face value of policy plus accumulation value (cash surrender value less premiums paid by employer). All policies’ accumulation value is zero at December 31, 2012. The CEO policy insures CEO and spouse for $7,000,000 and is paid out upon death of both spouses to successors.
(8)	Unused vacation accrues and rolls over to successive years.

Termination Due to Disability
	CEO Employment Agreement Salary & Bonus(1)	Health Insurance Premiums(2)	Medical Reimbursement(3)	Account Balance Non-Qualified Plan(4)	Restricted Stock(5)	Stock Options(6)	Accrued Vacation(7)	Total Termination due to Disability Payments
Edward K. Christian	$1,108,325	$150,650	$79,810	$—	$27,900	$447,557	$34,102	$1,848,344
Samuel D. Bush	$—	$—	$—	$151,275	$—	$248,121	$—	$399,396
Steven J. Goldstein	$—	$—	$—	$5,724	$—	$302,785	$—	$308,509
Warren S. Lada	$—	$—	$—	$361,254	$—	$248,121	$—	$609,375
Marcia K. Lobaito	$—	$—	$—	$198,944	$—	$120,873	$—	$319,817
Total	$1,108,325	$150,650	$79,810	$717,197	$27,900	$1,367,457	$34,102	$3,485,441

Footnotes:

(1)	In the event CEO suffers a disability, upon termination, CEO shall receive 100% of his then base salary for 15 months.
(2)	Health insurance premiums for CEO and spouse under CEO employment agreement for 10 years estimated at $15,065 per year.
(3)	Medical reimbursement for CEO and spouse under CEO employment agreement for 10 years estimated at $7,981 per year.
(4)	Participant distributed account balance in a lump sum.
(5)	All unvested units of restricted stock become fully vested.
(6)	All vested stock options that are in the money are valued at their closing price less their exercise price.
(7)	Unused vacation accrues and rolls over to successive years.

COMPENSATION OF DIRECTORS

Each director who is not an employee receives an annual cash retainer of $34,000. Chairpersons of each committee who are not employees receive an additional annual cash retainer of $9,500. The lead director receives an additional annual cash retainer of $25,000. The retainers are paid quarterly. All directors who are not employees are required to hold and maintain 1,250 shares of the Company’s Class A Common Stock. Such directors are required to achieve this guideline within five years of joining the Board, or in the case of such directors serving at the time the guidelines were adopted, within five years of the date of the adoption of the guideline.

Directors may elect to pay out-of-pocket for health insurance benefits currently offered by the Company to its employees under its self-insured program. In the alternative, directors may elect to have part of their annual retainer used to pay for such benefits. Directors are also permitted to take into income the value of the health insurance benefit.

2012 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)			Total ($)
Clarke R. Brown, Jr.	$34,000	$			$34,000
David B. Stephens(1)	$43,500		$7,904	(2)	$51,404
Gary G. Stevens(3)	$68,500		$8,005	(2)	$76,505
W. Russell Withers	$34,000		$—		$34,000

(1)	Chairman of Finance and Audit Committee.
(2)	Value of health insurance provided to Messrs. Stephens and Stevens.
(3)	Chairman of Compensation Committee, Lead Director.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR ANNUAL MEETINGS

Stockholder proposals that are intended to be presented at our 2014 Annual Meeting of Stockholders must be received at our offices, 73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236, no later than December 16, 2013, to be considered for inclusion in our proxy statement and proxy card relating to that meeting. Stockholder proposals which are not to be included in our proxy statement for the 2014 Annual Meeting and stockholder nominations of persons for election to the Board must be submitted in accordance with our bylaws, which set forth the information that must be received no later than February 12, 2014 (with respect to proposals) and February 11, 2014 (with respect to nominations). All proposals and nominations should be directed to the Secretary, and should be sent by certified mail, return receipt requested in order to avoid confusion regarding dates of receipt.

EXPENSE OF SOLICITING WRITTEN CONSENTS

All the expenses of preparing, assembling, printing and mailing the material used in the solicitation of consents by the Board will be paid by us. In addition to the solicitation of consents by use of the mails, our officers and regular employees may solicit consents on behalf of the Board by telephone, telegram or personal interview, the expenses of which will be borne by us. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by such persons at our expense.

By Order of the Board of Directors

MARCIA LOBAITO
Secretary

Grosse Pointe Farms, Michigan
September 16, 2013

APPENDIX A

SECOND AMENDED AND RESTATED SAGA COMMUNICATIONS, INC.
2005 INCENTIVE COMPENSATION PLAN

I. GENERAL PROVISIONS

1.1 Purpose.  The purposes of this Second Amended and Restated Saga Communications, Inc., 2005 Incentive Compensation Plan (the “Plan”) are to encourage directors who are not Employees, officers and selected employees of Saga Communications, Inc. (the “Company”) and its subsidiaries to acquire a proprietary interest in the Company in order to create an increased incentive to contribute to the Company’s future success and prosperity, and enhance the ability of the Company and its Subsidiaries to attract and retain highly qualified individuals upon whom the sustained progress, growth and profitability of the Company depend, thus enhancing the value of the Company for the benefit of its stockholders.

1.2 Participants.  Participants in the Plan shall be such Employees (including Employees who are directors) and directors who are not Employees of the Company and its subsidiaries as the Committee may select from time to time. The Committee may grant Awards to an individual upon the condition that the individual become an Employee or a director who is not an Employee of the Company and its subsidiaries, provided that the Award shall be deemed to be granted only on the date that the individual becomes a director who is not an Employee or an Employee. Notwithstanding the foregoing, only Edward K. Christian shall be eligible to receive Awards denominated in Class B Common Stock.

1.3 Definitions.  As used in this Plan, the following terms have the meaning described below:

(a) “Agreement” means the written agreement that sets forth the terms of a Participant’s Award.

(b) “Award” means any Option, Restricted Stock, Restricted Stock Unit or Performance Award, or other incentive award granted under this Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Cashless Exercise Procedure” means delivery to the Company by a Participant exercising an Option of a properly executed exercise notice, acceptable to the Company, together with irrevocable instructions to the Participant’s broker to deliver to the Company sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm.

(e) “Cause” means (1) with respect to any Participant who is a party to a written employment agreement with the Company or subsidiary, “Cause” as defined in such employment agreement, or (2) with respect to any Participant who is not a party to a written employment agreement with the Company or subsidiary, personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or receipt of a final cease-and-desist order. In determining willfulness, no act or failure to act on a Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(1) any one Person, or more than one Person acting as a group, other than a Person owning more than 30% of the total voting power of all outstanding voting securities of the Company on the Effective Date, acquires ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than 30% of the total voting power of all outstanding voting securities of the Company; or

(2) a majority of the members of the Company’s Board of Directors is replaced during any period of 12 consecutive calendar months by directors whose appointment or election is not endorsed by a majority of the directors prior to the date of appointment or election of a director; or

(3) the shareholders of the Company approve:

(A) a plan of complete liquidation of the Company;

(B) an agreement for the sale or disposition of all or substantially all of the Company’s assets; or

(C) a merger, consolidation or reorganization of the Company with or involving any other company, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

(g) “Class A Common Stock” means shares of the Company’s authorized and unissued Class A common stock, $.01 par value, or reacquired shares of such Class A common stock.

(h) “Class B Common Stock” means shares of the Company’s authorized and unissued Class B common stock, $.01 par value, or reacquired shares of such Class B common stock.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means the members of the Compensation Committee of the Company’s Board which consists of “non-employee directors” (as defined in Rule 16b-3 under the Exchange Act) who also constitute “outside directors” (as defined under Code Section 162(m) of the Code, and related Treasury Regulations if applicable at the time) if designated by the Board to administer the Plan. The fact that a Committee member shall fail to qualify under Rule 16b-3 under the Exchange Act or Code Section 162(m) shall not invalidate any grant or award made by the Committee, if the grant or award is otherwise validly granted under the Plan.

(k) “Common Stock” means shares of Class A Common Stock and Class B Common Stock.

(l) “Disability” means disability as defined in Section 22(e) of the Code.

(m) “Effective Date” means the date on which the Board of Directors of the Company has adopted the Plan.

(n) “Employee” means an employee of the Company and its subsidiaries, who has an “employment relationship” with the Company, as defined in Treasury Regulation 1.421-7(h); and the term “employment” means employment with the Company and its subsidiaries.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

(p) “Fair Market Value” means with respect to any share of Common Stock on the Grant Date, the closing price of the Class A Common Stock on the NYSE MKT, or any other such stock exchange or stock market, including NASDAQ, on which the Class A Common Stock may be listed or traded, for the Grant Date. In the event that there were no Class A Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Class A Common Stock transactions. Unless otherwise specified in the Plan, “Fair Market Value” for purposes of determining the value of Class A Common Stock on the date of exercise means the closing price of the Class A Common Stock on the NYSE MKT, or any other such stock exchange or stock market, including NASDAQ, on which the Class A Common Stock may be listed or traded, on the last date preceding the exercise of which there were Class A Common Stock transactions.

(q) “Grant Date” means the date on which the Committee authorizes an individual Award, or such later date as shall be designated by the Committee.

(r) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code and is designated as such in the Agreement evidencing the grant.

(s) “Key Employee” refers to a Participant who meets the requirements of Code Section 416(i)(1)(A)(i), (ii) or (iii), but disregarding Code Section 416(i)(5) at any time during the twelve (12) month period ending on December 31st of each calendar year.

(t) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(u) “Option” means either an Incentive Stock Option or a Nonqualified Stock Option.

(v) “Participant” is defined in Section 1.2.

(w) “Performance Award” means a performance award granted pursuant to Article IV.

(x) “Person” means an individual, partnership, corporation, limited liability company, joint stock company, trust, unincorporated association, business trust, joint venture, governmental authority or other entity of whatever nature.

(y) “Related Employer” means the Company and any person which is a member of a controlled group of corporations (as defined in Code Section 414(b)), any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(m) or (o)) hereinafter referred to as the “Related Group.” Only a member of the Related Group who has adopted this Plan may contribute to it and only employees of an adopting member of the Related Group may become eligible to participate and receive benefits under the Plan.

(z) “Restricted Stock” means Common Stock that is subject to vesting or other restrictions pursuant to Article III or Article IV.

(aa) “Restricted Stock Unit” means a right granted pursuant to Article III to receive Restricted Stock or an equivalent value in cash pursuant to the terms of this Plan and the related Agreement.

(bb) “Retention Requirement” is defined in Section 3.2.

(cc) “Separation from Services” or “Separates from Service” means that the Company and Participant reasonably anticipate that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date, whether as an employee or independent contractor, would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed, whether as an employee or an independent contractor, over the immediately preceding thirty six (36) month period, or the full period of services to the Company if the Participant has been providing services to the Company for less than thirty six (36) months.

(dd) “Specified Employee” means a Participant who, as of the date of Separation from Service, is treated as a Key Employee and is employed by the Company or a Related Employer whose stock is publicly traded on an established securities market.

(ee) “Vesting” for purposes of an Option, generally means the dates on which portions of the Option become exercisable by the Optionee, and for purposes of Restricted Stock, generally means the dates on which portions of the Restricted Stock become available for direct ownership by the grantee thereof (subject to the terms of the Plan and Award Agreement).

1.4 Administration.  (a) The Plan shall be administered by the Committee or by the Board acting as the Committee. The Committee, at any time and from time to time, subject to Sections 2.2 and 7.7, may grant Awards to such Participants and for such number of shares of Common Stock as it shall designate. The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration shall be final and binding upon all Participants.

(b) To the extent permitted by applicable law, the Committee may delegate to one or more officers or managers of the Company or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act.

1.5 Stock.  The total number of shares available for grants and awards under this Plan shall be Six Hundred Twenty Thousand (620,000) shares of Class A Common Stock, and Two Hundred Eighty Thousand (280,000) shares of Class B Common Stock. Shares subject to any portion of a terminated, forfeited, cancelled or expired Award granted hereunder may again be subjected to grants and awards under the Plan as of the date of such termination, forfeiture, cancellation or expiration. The amounts in this Section 1.5 shall be adjusted, as applicable, in accordance with Article VI. If an Award is cancelled, any shares relating to the cancelled Award shall be counted towards this overall Plan limitation.

1.6 Participant Limitations.  (a) Subject to adjustment as provided in Article VI, no Participant in any one fiscal year of the Company may be granted (a) Options; (b) shares of Restricted Stock or shares evidenced by Restricted Stock Units that are denominated in shares of Common Stock; or (c) Performance Awards that are denominated in shares of Common Stock with respect to more than 75,000 shares in the aggregate. The maximum dollar value payable to any Participant in any one fiscal year of the Company with respect to Restricted Stock Units or Performance Awards that are valued in property other than Common Stock is the lesser of $1,000,000 or 2.99 times the Participant’s base salary for the fiscal year. If an Award is cancelled, the cancelled Award shall continue to be counted towards the applicable annual limitations.

(b) The total value of any annual Award to a Participant on the date of grant will be a percentage of base salary (for an Employee) or of the cash retainers (for a director who is not an Employee), as follows:

Award Group	Award Range
Chief Executive Officer	75% – 125%
Senior Vice Presidents and Executive Vice Presidents	30% – 50%
General Managers and other Employees	10% – 30%
Directors who are not Employees	50% – 75%

II. STOCK OPTIONS

2.1 Grant of Options.  The Committee may grant Options to Participants and, to the extent Options are granted, shall determine the general terms and conditions of exercise, including any applicable vesting or performance requirements, which shall be set forth in a Participant’s Agreement. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option and the remainder as a Nonqualified Stock Option. Notwithstanding the foregoing, directors who are not Employees may not receive Incentive Stock Options. An Option shall expire no later than the close of business on the tenth anniversary of the Grant Date. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns or beneficially owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, may not have a term that exceeds five (5) years from the date of grant. Any Participant may hold more than one Award under the Plan and any other plan of the Company. The Committee shall determine the per share exercise price for each Option granted under the Plan, but no Option shall be granted with an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date, however, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns or beneficially owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than one hundred ten percent (110%) of the Fair Market Value of Company Stock on the date of grant. The Committee may, in its discretion, accelerate a Participant’s right to exercise an Option. Awards to directors who are not Employees may be made pursuant to policy adopted by the Committee from time to time.

2.2 Incentive Stock Options.  Any Option intended to constitute an Incentive Stock Option shall only be granted to an Employee and the terms of any Incentive Stock Option granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Subject to the terms of this Plan, the Committee may impose such conditions or restrictions on any Option as it deems appropriate.

2.3 Payment for Option Shares.  The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid (a) in cash or by personal check, bank draft or money order at the time of exercise; (b) by tendering shares of Common which are freely owned and held by the Participant independent of any restrictions, hypothecations or other encumbrances, duly endorsed for transfer (or with duly executed stock powers attached); (c) by the Company purchasing that number of shares of Common Stock subject to Option sufficient to pay the exercise price (which if this cashless method is selected by Participant would reduce thereby the number of shares to be delivered to Participant in connection with the exercise of the Option); (d) by reduction of the number of shares otherwise deliverable upon exercise of such Option equal to the aggregate exercise price of the shares exercised; (e) in any other form of legal consideration that may be acceptable to the Committee; (f) by using the Cashless Exercise Procedure if the relevant agreement between the Company and the Participant’s broker referred to in the definition of such term has been executed by the Company and such broker; or (g) in any combination of the above. If shares of Common Stock are tendered in payment of all or part of the exercise price, or if Option shares are purchased or reduced by the Company, they shall be valued for such purpose at their Fair Market Value on the date of exercise.

III. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

3.1 Terms of Restricted Stock and Restricted Stock Units.  The Committee shall have the authority to grant Restricted Stock Awards and Restricted Stock Units to such Participants and for such number of shares of Common Stock as it shall designate. Awards of Restricted Stock and Restricted Stock Units shall be evidenced by an Agreement that shall specify the terms thereof, including vesting, the number of shares of Common Stock subject to the Award or Unit, and such other provisions as the Committee shall determine. In determining to grant shares of Restricted Stock or shares subject to Restricted Stock Units to a Participant, the Committee may (but is not required to) base its determination upon the Company’s having attained specified performance objectives (or combination thereof) during a specified performance period, as measured by any or all of the following, which may be specified on a consolidated, same station, pro forma, per share and/or segment basis: (i) earnings (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings); (ii) revenue (as measured by operating revenue or net operating revenue); (iii) cash flow; (iv) free cash flow; (v) broadcast cash flow, margins and/or margin growth; (vi) earnings and/or revenue growth; (vii) working capital; (viii) market capitalization; (ix) market revenue performance; (x) achievement and/or maintenance of target stock prices; (xi) stock price growth; (xii) return on equity; (xiii) return on investment; and (xiv) return on assets/net assets.

3.2 Retention Requirement.  Until Employees are no longer Employees and until directors who are not Employees cease serving as directors, they shall retain 50% of any net Award of Restricted Stock. For purposes of clarity, the 50% is based on the total number of shares of Restricted Stock awarded and is not reduced by any shares which have vested or which are sold or transferred pursuant to the terms of the Plan, but is reduced by shares which have been netted out to pay withholding taxes.

3.3 Transferability.  Except as provided in this Article III of the Plan, shares of Restricted Stock or shares of Common Stock subject to a Restricted Stock Unit may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until (a) the applicable vesting date, and (b) upon the satisfaction of other conditions as specified in the Plan and the Agreement. Prior to vesting and any other restrictions, all rights with respect to the Restricted Stock or Common Stock subject to a Restricted Stock Unit shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

3.4 Other Restrictions.  Restrictions may differ among Participants. Subject to the terms of this Plan, Awards of Restricted Stock and Restricted Stock Units shall have such restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive any dividend or other right or property), which restrictions may vest separately or in combination at such time or times, in installments or otherwise. Unless the Committee shall otherwise determine, any shares or other securities distributed with respect to Restricted Stock or which a Participant is otherwise entitled to receive by reason of such Restricted Stock shall be subject to the restrictions contained in the applicable Agreement.

Subject to the aforementioned restrictions and the provisions of this Plan, Participants shall have all of the rights of a stockholder with respect to shares of Restricted Stock and shares subject to a Restricted Stock Unit.

3.5 Book-Entry Restrictive Instructions and Certificate Legend.  (a) The Restricted Stock awarded pursuant to this Article III or Article IV shall be awarded in book-entry form unless the Committee otherwise determines, and may include restrictive instructions to the Company’s registrar and transfer agent in accordance with the Plan and the Agreement; and (b) in addition to any legends placed on certificates pursuant to Section 3.4 or Article IV, any certificate representing shares of Restricted Stock or shares of Common Stock subject to a Restricted Stock Unit shall bear the following legend unless the shares have been registered under federal securities laws:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Saga Communications, Inc. 2005 Incentive Compensation Plan (the “Plan”), rules and administrative guidelines adopted pursuant to such Plan and an Agreement. A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of the Company.

In addition, if Employee is an affiliate of the Corporation, as such term is defined and interpreted under federal securities law, the certificate shall include the standard legend for “affiliate shares” and may only be transferred or sold in accordance with federal securities laws.

3.6 Removal of Restrictions.  Except as otherwise provided under this Plan, if the vesting and/or other restrictions of the Restricted Stock have been satisfied or been waived by the Committee with respect to all or a portion of the Restricted Stock represented by a certificate or in book-entry form, the holder thereof shall be entitled to have the legend required by Section 3.5 removed from such stock certificate or the restrictive instructions with respect to the book-entry shares removed with respect to the applicable shares. Any certificate evidencing the remaining shares shall bear the legend required by Section 3.5 and the remaining book-entry shares shall remain subject to the restrictive instructions. The Company shall have the right to retain any certificate representing shares of Restricted Stock or shares subject to a Restricted Stock Unit until such time as all conditions and/or restrictions applicable to such shares of Common Stock have been satisfied.

IV. PERFORMANCE AWARDS

4.1 Performance Awards.  The Committee is authorized to grant Performance Awards to eligible Participants. Subject to the terms of the Plan, a Performance Award granted under the Plan (a) may be denominated or payable in cash or shares of Common Stock (including, without limitation, Restricted Stock) or Restricted Stock Units, and (b) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance period, as the Committee shall establish. Subject to the terms of this Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award, and the other terms and conditions of any Performance Award, including the effect upon such Award of termination of the Participant’s employment and/or directorship, shall be determined by the Committee.

4.2 Performance Awards Granted Under Code Section 162(m).  The Committee, at its discretion, may designate certain Performance Awards as granted pursuant to Code Section 162(m) (“Code Section 162(m) Performance Awards”). Such Performance Awards must comply with the following additional requirements, which override any other provision set forth in this Article IV:

(a) Code Section 162(m) Grants.  Each Code Section 162(m) Performance Award shall be based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, a Performance Award also may be subject to goals and restrictions in addition to the performance requirements.

(b) Performance Goals.  Each Code Section 162(m) Performance Award shall be based upon the attainment of specified levels of Company performance (or combination thereof) during a specified performance period, as measured by any or all of the following, which may be specified on a consolidated, same station, pro forma, per share and/or segment basis: (i) earnings (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings); (ii) revenue (as measured by operating revenue or net operating revenue); (iii) cash flow; (iv) free cash flow; (v) broadcast cash flow, margins and/or margin growth; (vi) earnings and/or revenue growth; (vii) working capital; (viii) market capitalization; (ix) market revenue performance; (x) achievement and/or maintenance of target stock prices; (xi) stock price growth; (xii) return on equity; (xiii) return on investment; and (xiv) return on assets/net assets.

(c) Committee Determinations.  For each designated performance period, the Committee shall (i) select those Employees who shall be eligible to receive a Code Section 162(m) Performance Award; (ii) determine the performance period, which may be from one to five years; (iii) determine the target levels of Company or subsidiary performance; and (iv) determine the Performance Award to be paid to each selected Employee. The Committee shall make the foregoing determinations prior to the commencement of services to which a Performance Award relates (or within the permissible time period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

(d) Committee Certification.  For each performance period, the Committee shall certify, in writing: (i) if the Company or its subsidiary(ies) (as applicable) has attained the performance targets; and (ii) the cash or number of shares (or combination thereof) pursuant to the Performance Award that shall be paid to each selected Employee (or the number of shares that are to become freely transferable, if a Performance Award is granted subject to attainment of the designated performance goals). The Committee may not waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Award. No part of a Performance Award shall be paid or become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.

(e) Non-Alienation.  Except as provided in this Article IV of the Plan, the shares pursuant to a Code Section 162(m) Performance Award granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee. All rights with respect to a Code Section 162(m) Performance Award granted hereunder shall apply only to such Employee or the Employee’s legal representative.

(f) Removal of Legend.  Except as otherwise provided in this Article IV or as required by other restrictions set forth in the Plan, and subject to applicable federal and state securities laws, shares covered by each Code Section 162(m) Performance Share Award made under the Plan shall become freely transferable by the Employee after the Committee has certified that the applicable performance targets and restrictions have been satisfied. Once the shares are released from all restrictions, the Employee shall be entitled to have the legend required by Section 3.5 removed from the applicable Common Stock certificate or the restrictive instructions with respect to the book-entry shares removed.

V. TERMINATION OF EMPLOYMENT AND SERVICES

5.1 Options.

(a) Unless otherwise provided in the applicable Agreement, if, prior to the date that an Option first becomes exercisable, a Participant’s status as an Employee or as a director who is not an Employee is terminated for any reason, the Participant’s right to exercise an Option shall terminate and all rights thereunder shall cease as of the close of business on the date of such termination.

(b) For any Nonqualified Stock Option unless otherwise provided in the applicable Agreement and for any Incentive Stock Option, if, on or after the date that the Option first becomes exercisable, a Participant’s status as an Employee or, as applicable, a director who is not an Employee, is terminated (1) for Cause, any unexercised portion of the Option (whether then exercisable or not) shall, as of the time of the Cause determination, immediately terminate, (2) due to death or Disability, then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable only until the earlier of the one year anniversary of such termination or the “expiration date” set forth in the applicable Agreement, (3) for any other reason (except as provided in the next sentence), then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable only until the earlier of the three month anniversary of such termination or the “expiration date” set forth in the applicable Agreement. For any Nonqualified Stock Option, unless otherwise provided in the applicable Agreement, if, on or after the date that the Option first becomes exercisable, a Participant’s status as an Employee or, as applicable, a director who is not an Employee, is terminated due to retirement, or is terminated involuntarily (other than for Cause or due to death or Disability) within 6 months following a Change in Control, then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable until the “expiration date” set forth in the applicable Agreement. The Committee, at its discretion, may designate in the applicable Agreement a different post-termination period for exercise of a Nonqualified Stock Option and may extend the exercise period of any Option, but in no event may the post-termination exercise period exceed the tenth anniversary of the Grant Date; it being understood that the extension of the exercise term for an Incentive Stock Option may cause such Option to become a Nonqualified Stock Option.

(c) Shares subject to Options that are not exercised within the time allotted for exercise shall expire and be forfeited by the Participant as of the close of business on the date they are no longer exercisable.

5.2 Restricted Stock and Restricted Stock Units.  Unless otherwise provided in the applicable Agreement, if the status as an Employee or as a director who is not an Employee, of a Participant holding a Restricted Stock or Restricted Stock Unit terminates for any reason prior to vesting or satisfaction of applicable restrictions, any shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit shall be forfeited by the Participant; provided, however, that the Committee, in its sole discretion, may waive or change the remaining restrictions or add additional restrictions with respect to any Restricted Stock Award or Restricted Stock Unit that would otherwise be forfeited, as it deems appropriate.

5.3 Performance Awards.  Unless otherwise provided in the applicable Agreement, if the status as an Employee or as a director who is not an Employee of a Participant holding a Performance Award terminates for any reason prior to satisfaction of the performance requirements of such Award, such Award automatically shall be forfeited by the Participant to the extent such requirements are not satisfied; provided, however, that the Committee, in its sole discretion, may waive or change the remaining requirements or add additional requirements with respect to any Performance Award or portion thereof that would otherwise be forfeited, as it deems appropriate.

5.4 Other Provisions.  Neither the transfer of a Participant from one corporation or subsidiary to another corporation or subsidiary among the Company nor a leave of absence under the Company’s leave policy shall be deemed to constitute a termination of status as a Participant for purposes of the Plan.

5.5 Specified Employee Limitation.  Except as otherwise provided in this subsection, a distribution made because of a Separation from Service to a Participant who is a Specified Employee shall not occur before the date which is six (6) months after the Separation from Service.

(a) For this purpose, a Participant who is treated as a Specified Employee shall be treated as a Specified Employee for the entire twelve (12) month period beginning on April 1st of each calendar year.

(b) This subsection shall not apply to payments that occur after the death of the Participant.

5.6 Leaves of Absence.  Authorized leaves of absence, including periods of “disability” which occur prior to termination of an Employee for Disability as defined in the Plan (unless Employee has an employment agreement, and then as “disability” is defined under such employment agreement) or leaves of absence which applicable law requires to be counted as [employment] [service] shall not constitute termination of [employment] [service].

VI. ADJUSTMENTS AND CHANGE IN CONTROL

6.1 Adjustments.

(a) If the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (1) the number and type of shares of Common Stock which thereafter may be made the subject of Awards, (2) the number and type of shares of Common Stock subject to outstanding Awards, and (3) the exercise price with respect to any Option, or, if deemed appropriate, cancel outstanding Options and make provision for a cash payment to the holders thereof; provided, however, in each case, that with respect to Incentive Stock Options any such adjustment shall be made in accordance with Section 422 of the Code or any successor provision thereto to the extent that such Option is intended to remain an Incentive Stock Option.

(b) The foregoing adjustments shall be made by the Committee or, if such adjustment is required by the Board, then by the Board at the recommendation of the Committee. Any such adjustment shall provide for the elimination of any fractional share that might otherwise become subject to an Award.

6.2 Change in Control.  Upon the occurrence of a Change in Control, or if the Committee determines in its sole discretion that a Change in Control has occurred, then Awards shall be treated as the Committee may determine (including acceleration of vesting and cash settlements of Options and acceleration of vesting or other restrictions of Restricted Stock) at the time of grant or at a subsequent date, as provided in the recipient’s Agreement. If no such provision is made in the recipient’s Agreement and no subsequent determination is made by the Committee, then (a) any Option granted hereunder immediately shall become exercisable in full, regardless of any installment provision applicable to such Option; (b) any shares of Restricted Stock or shares subject to a Restricted Stock Unit granted hereunder immediately shall vest and all other restrictions waived; and (c) the performance requirements for a Performance Award granted hereunder shall be deemed to have been satisfied in full.

6.3 Merger.  Subject to Section 6.2, if the Company is a party to any merger, consolidation, reorganization, or sale of substantially all of its assets, each holder of an outstanding Award, to the extent that such Award remains outstanding thereafter, shall be entitled to receive, in lieu of the shares of Common Stock to which such holder would otherwise be entitled, upon the exercise of such Option or the vesting of the shares of Restricted Stock or shares subject to a Restricted Stock Unit or the satisfaction of the performance requirements for a Performance Award, the securities and/or property which a stockholder owning the number of shares subject to the holder’s Award would be entitled to receive pursuant to such merger, consolidation, reorganization or sale of assets.

VII. MISCELLANEOUS

7.1 Partial Exercise/Fractional Shares.  The Committee may permit, and shall establish procedures for, the partial exercise of Options granted under the Plan. No fractional shares shall be issued in connection with the exercise or payment of a grant or award under the Plan; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares, and any fractional shares shall be disregarded.

7.2 Rule 16b-3 Requirements.  Notwithstanding any other provision of the Plan, the Committee may impose such conditions on Restricted Stock, shares subject to a Restricted Stock Unit or Performance Award or the exercise of an Option (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act (as such rule may be in effect at such time).

7.3 Section 409A.  This Plan and Awards made pursuant to this Plan are intended to be exempt from Code Section 409A and the applicable guidance promulgated thereunder. Nevertheless, the terms of this Plan and Awards made pursuant to this Plan shall be interpreted in a manner that is consistent with Code Section 409A and the intent to be exempt from and, to the extent not exempt from, compliant with, Code Section 409A.

7.4 Rights Prior to Issuance of Shares.  No Participant shall have any rights as a stockholder with respect to shares covered by an Award until the issuance of such shares as reflected on the books and records of the Company or its transfer agent. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the shares are issued.

7.5 Non-Assignability.  No Award shall be transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, an Incentive Stock Option shall be exercised only by the Participant. No transfer of an Award shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will or such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Award.

7.6 Securities Laws.

(a) The Company’s obligation to sell and deliver Common Stock pursuant to the exercise of an Option, or deliver a certificate or issue instructions to the Company’s transfer agent relating to book-entry shares representing shares of Restricted Stock or shares issuable pursuant to a Restricted Stock Unit or Performance Award, is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell or deliver Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933, as amended, the Exchange Act, any other applicable federal laws, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of any stock exchange or stock market, including NASDAQ, on which the Class A Common Stock may be listed or traded, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

(b) The Committee may impose such restrictions on any shares of Common Stock subject to or underlying an Award as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) under the requirements of any stock exchange or other recognized trading market upon which the shares of Class A Common Stock are then listed or traded, or (iii) under any blue sky or state securities laws applicable to such shares of Common Stock. No shares shall be issued until counsel for the Company has determined that the Company has complied with all requirements under appropriate securities laws.

7.7 Withholding and Taxes.  The Company shall have the right to withhold from a Participant’s compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option, the vesting of, and satisfaction of any other restrictions on, Restricted Stock, or the satisfaction of the performance requirements relating to a Performance Award. A Participant may satisfy applicable withholding for income and employment taxes using any of the methods set forth in Section 2.3, provided that subject to Section 2.3, the Company shall not withhold more Option shares or shares of vested Restricted Stock than are necessary to satisfy the established requirements of federal, state and local tax withholding obligations. To the extent the Company permits any cashless method to cover the withholding tax, this cashless method would reduce thereby the number of shares to be delivered to Participant in connection with the exercise of the Option or the vesting of the Restricted Stock, as applicable.

7.8 Termination and Amendment.

(a) The Board may terminate this Plan, or the granting of Awards under this Plan, at any time. No new grants or Awards shall be made under the Plan after September 6, 2018.

(b) The Board may amend or modify the Plan at any time and from time to time, but no amendment or modification, without the approval of the stockholders of the Company, shall (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the amount of Common Stock for which

Awards may be made under the Plan, except as permitted under Section 1.5 and Article VI; (iii) change the provisions relating to the eligibility of individuals to whom Awards may be made under the Plan; or (iv) permit the repricing of Options, except in accordance with Article VI. In addition, if the Company’s Common Stock is listed on the NYSE MKT or another stock exchange or stock market, including NASDAQ, the Board may not amend the Plan in a manner requiring approval of the stockholders of the Company under the rules of the NYSE MKT or such other stock exchange or stock market, including NASDAQ, without obtaining the approval of the stockholders.

(c) No amendment, modification or termination of the Plan shall adversely affect any Award previously granted under the Plan in any material way without the consent of the Participant holding the Award, except as set forth in any Agreement relating to an Award, or to bring the Plan or an Award into compliance with Code Section 409A.

7.9 Clawbacks.  By accepting an Award, a Participant is agreeing to be bound by the Company’s Clawback Policy which may be amended from time to time by the Company in its discretion (including, without limitation, to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, (ii) federal securities laws, regulations and rules, and (iii) regulations or rules of the NYSE MKT or any other stock exchange or stock market, including NASDAQ) and is further agreeing that all of the Participant’s Awards and Award Agreements may be unilaterally amended by the Company to the extent needed to comply with the Clawback Policy as it may be amended from time to time.

Saga COMMUNICATIONS, INC.

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MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

WRITTEN CONSENT

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

WRITTEN CONSENT OF STOCKHOLDERS OF SAGA COMMUNICATIONS, INC.

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Saga's Board of Directors Unanimously Recommends that you Vote "For" the Proposal.

	For	Against	Abstain
Proposal: Approval of the Second Amended and Restated Saga Communications, Inc. 2005 Incentive Compensation Plan.	☐	☐	☐

By signing this Written Consent and specifying his or her vote, a stockholder of Saga Communications, Inc. ("Saga") shall be deemed to have voted all shares of Saga's Class A Common Stock which he or she is entitled to vote in accordance with the specifications made with respect to the Proposal described above. **IF A STOCKHOLDER SIGNS AND RETURNS THIS WRITTEN CONSENT, BUT DOES NOT INDICATE THEREON THE MANNER IN WHICH HE OR SHE WISHES HIS SHARES TO BE VOTED WITH RESPECT TO THE PROPOSAL DESCRIBED ABOVE, THEN SUCH STOCKHOLDER WILL BE DEEMED TO HAVE VOTED ALL HIS SHARES OF CLASS A COMMON STOCK "FOR" THE PROPOSAL.**

THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SAGA. THIS WRITTEN CONSENT MAY BE REVOKED AT ANY TIME PRIOR TO 11:59 P.M., EDT, OCTOBER 16, 2013 (THE "EXPIRATION DATE"), IF A LATER DATED WRITTEN CONSENT IS RECEIVED BY SAGA PRIOR TO THE EXPIRATION DATE.

Please return in the enclosed postage-prepaid envelope provided.

To view your written consent materials go to: www.envisionreports.com/SGA

(Please date this Written Consent and sign your name as it appears on your stock ownership records. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Saga Communications, Inc.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

WRITTEN CONSENT

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

WRITTEN CONSENT OF STOCKHOLDERS OF SAGA COMMUNICATIONS, INC.

Saga's Board of Directors Unanimously Recommends that you Vote "For" the Proposal.

	For	Against	Abstain
Proposal: Approval of the Second Amended and Restated Saga Communications, Inc. 2005 Incentive Compensation Plan.	☐	☐	☐

By signing this Written Consent and specifying his or her vote, a stockholder of Saga Communications, Inc. ("Saga") shall be deemed to have voted all shares of Saga's Class B Common Stock which he or she is entitled to vote in accordance with the specifications made with respect to the Proposal described above. **IF A STOCKHOLDER SIGNS AND RETURNS THIS WRITTEN CONSENT, BUT DOES NOT INDICATE THEREON THE MANNER IN WHICH HE OR SHE WISHES HIS SHARES TO BE VOTED WITH RESPECT TO THE PROPOSAL DESCRIBED ABOVE, THEN SUCH STOCKHOLDER WILL BE DEEMED TO HAVE VOTED ALL HIS SHARES OF CLASS B COMMON STOCK "FOR" THE PROPOSAL.**

THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SAGA. THIS WRITTEN CONSENT MAY BE REVOKED AT ANY TIME PRIOR TO 11:59 P.M., EDT, OCTOBER 16, 2013 (THE "EXPIRATION DATE"), IF A LATER DATED WRITTEN CONSENT IS RECEIVED BY SAGA PRIOR TO THE EXPIRATION DATE.

Please return in the enclosed postage-prepaid envelope provided.

To view your written consent materials go to: www.envisionreports.com/SGA

(Please date this Written Consent and sign your name as it appears on your stock ownership records. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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